SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HSW International, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HSW International, Inc.
_____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, JUNE 15, 2010
_____________________________

To The Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of HSW International, Inc. will be held on Tuesday, June 15, 2010, at 10:30 a.m., Eastern time, at our headquarters located at 3280 Peachtree Road, Suite 600, Atlanta, Georgia 30305 for the following purposes:

1.	To elect six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve the Company’s 2010 Equity Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.  Only stockholders of record at the close of business on April 30, 2010, are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person.  If you plan to attend in person, please so indicate on the attached proxy.  To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose.  You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting.  Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                         For the Board of Directors,

                                                                                                                  /s/ Gregory M. Swayne
                        Gregory M. Swayne,
                        Chairman of the Board

Atlanta, Georgia
April 30, 2010

Your vote is important.  In order to assure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope.

HSW International, Inc.

PROXY STATEMENT
2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 15, 2010

General

The enclosed proxy is solicited on behalf of the Board of Directors of HSW International, Inc. (sometimes referred to as HSW International or HSWI) for use at the annual meeting of stockholders to be held Tuesday, June 15, 2010, at 10:30 a.m., Eastern time, at our headquarters located at Terminus, 3280 Peachtree Road, Suite 600, Atlanta, Georgia 30305, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2009, including financial statements, were first mailed on or about April 30, 2010, to all stockholders entitled to vote at the meeting.

The purposes of the meeting are:

1.	To elect six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve the Company’s 2010 Equity Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date and Shares Outstanding

Stockholders of record at the close of business on April 30, 2010, are entitled to notice of and to vote at the meeting.  At the record date, 5,368,355 shares of our common stock were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by:

•	Filing with the Corporate Secretary of HSWI, at or before the taking of the vote at the meeting, a written notice of revocation bearing a later date than the proxy;

•	Duly executing a later-dated proxy relating to the same shares and delivering it to the Corporate Secretary of HSWI at or before the taking of the vote at the meeting; or

•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be delivered to HSWI, Attention: Corporate Secretary, 3280 Peachtree Road, Suite 600, Atlanta, Georgia 30305 or hand-delivered to the Corporate Secretary before the taking of the vote at the meeting.

Voting

Each holder of common stock is entitled to one vote for each share held as of the record date with respect to all matters considered at the meeting.  Stockholders’ votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the meeting.  Abstentions are considered shares present and entitled to vote and, therefore, have the same legal effect as a vote against a matter presented at the meeting.  Any shares represented at the meeting but held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes but will be considered for purposes of determining the presence of a quorum.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by HSWI.  In addition, we might reimburse banks, brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners.  Proxies may also be solicited by our directors, officers or employees, personally or by telephone, telegram, facsimile or other means of communication.  We do not intend to pay additional compensation for doing so.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our bylaws, as amended and restated on December 13, 2007, a copy of which was filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on December 18, 2007.  Because we did not receive any stockholder proposals to be presented at our 2010 annual meeting of stockholders, in accordance with our bylaws, only the items of business described above will be presented for consideration at the 2010 annual meeting of stockholders.

Under SEC rules, in order for a stockholder proposal to be included in our proxy solicitation materials for our 2011 annual meeting of stockholders, it must be delivered to our Corporate Secretary at our principal executive offices by February 15, 2011.  If a proposal is raised after March 17, 2011, management’s proxies at the 2011 meeting may use their discretion in voting on that matter.

Under our bylaws, in order for a stockholder to bring any business before a stockholder meeting, the stockholder must provide timely notice thereof to our Corporate Secretary at our principal executive offices.  Timely notice for the 2011 annual meeting of stockholders requires notice to be delivered to our Corporate Secretary not earlier than March 17, 2011, nor later than April 16, 2011; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after June 15, 2011, notice by the stockholder must be delivered not later than 90 days prior to such annual meeting and not later than the close of business on the later of 60 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

A board of six directors is to be elected at the meeting.  Unless a proxy is marked to withhold authority to vote, the proxy holders will vote the proxies received by them for the nominees named below.  Except for Jeffrey T. Arnold and Boland T. Jones, all of our current directors are nominees to be elected at the 2010 annual meeting of stockholders.  The Board has decided not to fill the vacancies created by Messrs. Arnold and Jones’s not standing for re-election, due to the timing of Messrs. Arnold and Jones’s notices of their desire not to stand for re-election and for purposes of expense reductions.  Proxies cannot be voted for a greater number of persons than the number of director nominees named below.  Each of the nominees has consented to be named in this proxy statement and to serve if elected.  In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.  We do not expect that any nominee will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until a successor has been elected and qualified.

The Board of Directors unanimously recommends voting “FOR” the nominees listed below.

The name of and certain information regarding each of our current directors and nominees to the Board as of April 30, 2010, is set forth below, based on data furnished to us by that director or nominee.  There are no family relationships among directors, director nominees or executive officers of HSWI.  The business address for each nominee for matters regarding HSWI is 3280 Peachtree Road, Suite 600, Atlanta, Georgia 30305.

Director Nominee Director Since	Age	Position(s) With HSWI
Scott Booth December 17, 2009	41	Director
Theodore P. Botts October 2, 2007	64	Director
Michael Cascone December 17, 2009	36	Director
Arthur F. Kingsbury December 14, 2007	61	Director
Gregory M. Swayne December 17, 2009	51	Chairman of the Board of Directors and Chief Executive Officer
Kai-Shing Tao October 2, 2007	33	Director

Directors Not Standing for Re-election Director Since	Age	Position(s) With HSWI
Jeffrey T. Arnold March 14, 2006	40	Director
Boland T. Jones October 2, 2007	50	Director

Nominees for Director

Scott Booth, age 41, has served as a member of HSWI’s Board of Directors since December 2009.  Mr. Booth is the Managing Partner for Eastern Advisors, LLC, an investment fund that invests in public and private companies, and has served in that capacity since the fund's formation in April 2003.  Among other experience, qualifications, attributes and skills, Mr. Booth’s knowledge and experience in the finance industry, investing environment, and Asian markets led to the conclusion of our Nominating and Governance Committee and of our full Board that he should serve as a director of our Company in light of our business and structure.

Theodore P. Botts, age 64, has served as a member of HSWI's Board of Directors since 2007.  He is also President of Kensington Gate Capital, LLC, a private corporate finance advisory firm.  From July 2007 until September 2008, Mr. Botts served as Chief Financial Officer of StereoVision Entertainment, Inc.  Since 2002 until its merger with HSW International, Mr. Botts served on INTAC International's board of directors as chairman of the audit committee.  Prior to 2000, Mr. Botts served in executive capacities at UBS Group and Goldman Sachs.  Mr. Botts is also a member of the Board of Trustees and head of development for REACH Prep, a non-profit organization serving the educational needs of underprivileged African-American and Latino children in Fairfield and Westchester counties since 2003.  Mr. Botts graduated with honors from Williams College and received an MBA from the NYU Graduate School of Business Administration.  Among other experience, qualifications, attributes and skills, Mr. Botts’s knowledge and experience in the corporate finance industry and in senior leadership roles in organizations in the technology industry led to the conclusion of our Nominating and Governance Committee and of our full Board that he should serve as a director of our Company in light of our business and structure.

Michael Cascone, age 36, has served as a member of HSWI’s Board of Directors since December 2009.  Mr. Cascone became the Chief Operating Officer of Discovery Digital Media in 2009 after leading HowStuffWorks.com since 2006.  In addition, Mr. Cascone continues to serve as General Manager of HowStuffWorks.com.  In these roles, he is responsible for the day-to-day operations of the company and is involved in shaping the company strategy.  Prior to joining HowStuffWorks.com, Mr. Cascone was an officer at Homestar Runner, an online publishing company and original animation series, where he ran operations, business development, and marketing.  He previously founded and was president of an online technology company, and worked in corporate finance in the technology and business services group at the investment bank Robinson-Humphrey.  Mr. Cascone received a BA in English from Georgetown University and an MBA in Strategy and Finance from Emory University.  Among other experience, qualifications, attributes and skills, Mr. Cascone’s experience in the online technology industry combined with his management skills led to the conclusion of our Nominating and Governance Committee and of our full Board that he should serve as a director of our Company in light of our business and structure.

Arthur F. Kingsbury, age 61, has served as a member of HSWI's Board of Directors since 2007.  He is currently a private investor.  Mr. Kingsbury has over 35 years of business and financial experience in the media and communications sectors.  His experience includes financial, senior executive and director positions at companies engaged in newspaper publishing, radio broadcasting, database publishing, internet research, cable television and cellular telephone communications.  Specific positions included President and COO of VNU-USA, Inc., Vice Chairman and COO of BPI Communications, Inc., and CFO of Affiliated Publications, Inc.  Mr. Kingsbury has served as a director on the boards of three other publicly traded companies, NetRatings (NASDAQ), Affiliated Publications (NYSE-listed publisher of the Boston Globe), and McCaw Cellular (NASDAQ), and currently serves on the boards of Dolan Media (NYSE) and Solera Holdings (NYSE).  Mr. Kingsbury holds a BSBA in Business Administration from Babson College.  Among other experience, qualifications, attributes and skills, Mr. Kingsbury’s experience in corporate finance and strategic transactions, as well as his serving on boards of directors and holding senior leadership positions with publicly traded companies in the communications and publishing industries, led to the conclusion of our Nominating and Governance Committee and of our full Board that he should serve as a director of our Company in light of our business and structure.

Gregory M. Swayne, age 51, has served as a member of HSWI’s Board of Directors since December 2009.  Mr. Swayne has been HSW International’s Chairman of the Board since December 2009 and Chief Executive Officer since September 2009.  Previously, he was our President and Chief Operating Officer since October 2007.  Prior to joining HSW International in 2006, Mr. Swayne led HowStuffWorks, Inc., which has since been acquired by Discovery Communications, as President and Chief Operating Officer and was a member of the management teams of The Convex Group and N2 Broadband.  Mr. Swayne was the co-founder and President of publicly-listed A.D.A.M., Inc. and its predecessor Medical Legal Illustrations, Inc.  A.D.A.M. provides health information services and benefit management solutions through its online offerings to healthcare organizations, employers, benefit brokers, consumers and the educational market.  Mr. Swayne holds a Bachelor of Arts from the University of South Carolina and a Master of Science in Medical Illustration from the Medical College of Georgia.  Among other experience, qualifications, attributes and skills, as our Chief Executive Officer since September 2009 and our President and Chief Operating Officer from 2007 to 2009, Mr. Swayne’s unique experience and perspective on our business led to the conclusion of our Nominating and Corporate Governance Committee and of our full Board that he should serve as a director of our Company in light of our business and structure.

Kai-Shing Tao, age 33, has served as a member of HSWI's Board of Directors since 2007.  He is also Chairman and Chief Investment Officer of Pacific Star Capital, a private investment group.  Prior to founding Pacific Star Capital, Mr. Tao was a Partner at FALA Capital Group, a single family investment office, where he headed the global liquid investments outside the operating companies.  Mr. Tao is also a member of the Real Estate Roundtable and US-China and US-Taiwan Business Council.  Mr. Tao graduated from the New York University Stern School of Business.  Among other experience, qualifications, attributes and skills, Mr. Tao’s knowledge and experience in the investment industry and Asian market led to the conclusion of our Nominating and Governance Committee and of our full Board that he should serve as a director of our Company in light of our business and structure.

Directors Not Standing For Re-Election

Jeffrey T. Arnold, age 40, has served as a member of HSWI’s Board of Directors since 2006.  Mr. Arnold served as the president and chief executive officer of HSWI until October 2, 2007.  Mr. Arnold is presently the Chairman and Chief Architect of Sharecare, an interactive healthcare platform organizing and answering the questions of health, and an entity of which HSWI owns an approximately 18% equity interest. He also currently serves as Chairman Emeritus for HowStuffWorks.com, a site which, under his direction, grew to one of the largest content destinations on the Web and which he sold for $250 million to Discovery Communications in 2007, where he is currently the Chief of Global Digital Strategy.  Mr. Arnold also currently serves on the Board of Directors for Premiere Global Services, Inc., and as the Chairman of Forbes Travel Guide, formerly Mobil Travel Guide, a leading publisher of travel ratings and reviews for over 50 years.  Prior to these posts, Mr. Arnold was founder, Chairman and CEO of Convex Group, Inc., an Atlanta-based new media enterprise. He was also founder of the leading online healthcare company in 1998, WebMD Corporation, which he grew to $1 billion in revenue in 2000. Mr. Arnold also founded and served as CEO for Quality Diagnostic Services (QDS), a cardiac arrhythmia monitoring company, which he sold to Matria Healthcare in 1998.

Boland T. Jones, age 50, has served as a member of HSWI's Board of Directors since 2007.  He is also Chairman and Chief Executive Officer of Premiere Global Services, Inc.  Prior to founding Premiere Global Services, Inc. in 1991, Mr. Jones served as Chairman, Chief Executive Officer and President of American Network Exchange, a diversified transmission provider specializing in niche markets.  Mr. Jones has received numerous awards during his career, including being named Ernst & Young Entrepreneur of the Year Southeast Region.  Mr. Jones is also actively involved in a number of community programs in education, cancer research and the arts.  Mr. Jones graduated with a degree in finance from Miami University in Ohio, where he remains active as a guest lecturer and teacher at the University's Entrepreneurship Resource Center.

Required Vote

The six nominees receiving the highest number of affirmative votes of the common stock present or represented and entitled to be voted for them shall be elected as directors.  Abstentions or votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election under Delaware law.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Board of Directors is currently composed of eight directors, five of whom our Board has determined to be independent within the meaning of the Nasdaq Marketplace Rules.  These five directors are Messrs. Booth, Botts, Jones, Kingsbury and Tao.  As part of such determination of independence, our Board has affirmatively determined that none of these directors have any relationship with HSWI that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

Board Leadership Structure and Risk Oversight Role

Our Board of Directors is led by our Chairman, Mr. Gregory M. Swayne, who is also the Chief Executive Officer of the Company.  The Board believes that having our CEO serve as Chairman of the Board is suitable for the Company at its present stage of development.  Mr. Swayne possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is well positioned to develop agendas that ensure the Board’s time and attention are focused on the most critical matters.  Furthermore, the Board believes having our CEO serve as Chairman of the Board strengthens the ability of the CEO to develop and implement strategic initiatives and respond efficiently to various situations.

The Board is aware of potential conflicts that might arise when an insider chairs the Board, but believes these potential conflicts are offset by the fact that independent directors comprise a majority of the Board and all of each of the Board’s committees.  Additionally, the Board believes Mr. Swayne’s combined role enables decisive leadership and ensures clear accountability.

As part of its oversight function, the Board and its committees regularly undertake reviews of the significant risks in respect of our business.  These reviews are supplemented as necessary by outside professional advisers with expertise in the substantive areas of our business.  The committees facilitate deeper analysis of various matters and promote regular monitoring of our activities in their advisory role to the Board.  Specifically, the Audit Committee oversees the Company’s risk policies and processes relating to our financial statements and financial reporting, as well as liquidity risks, market risks, and the policies and procedures for monitoring and mitigating these risks.  The Audit Committee also reviews, monitors and decides upon related party transactions.  Similarly, the Compensation Committee oversees risks related to the Company’s compensation policies.

At present, the Board believes that its current structure effectively maintains independent oversight of management and that having a lead independent director is unnecessary.  The Board has the ability to quickly adjust its leadership structure should business or managerial conditions change.

Board Meetings and Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Nasdaq Marketplace Rules and SEC rules and regulations require that each such committee be composed entirely of independent directors.  Each of the Audit, Compensation, and Nominating & Governance Committees is currently composed entirely of independent directors.

   The Audit Committee’s purpose is to oversee the qualifications, performance and independence of HSWI’s independent auditors, the integrity of its financial statements and disclosures, the performance of its internal audit function and internal controls, and compliance with legal and regulatory requirements.  The Audit Committee currently consists of Theodore P. Botts (Chairman), Scott Booth and Kai-Shing Tao.  The Board has determined that Mr. Botts qualifies as an “audit committee financial expert” as defined in Regulation S-K promulgated by the SEC.

The Compensation Committee is responsible for assisting the Board of Directors in monitoring performance and evaluating compensation of HSWI’s executive officers, and producing an annual report on executive compensation for inclusion in the HSWI proxy statement.  The Compensation Committee currently consists of Scott Booth (Chairman), Arthur Kingsbury and Kai-Shing Tao.

The Nominating and Governance Committee is responsible for recommending to the Board of Directors individuals qualified to serve as directors of HSWI and on committees of the Board, and advising and overseeing the Board with respect to Board composition, committees and procedures.  The Committee is also responsible for developing and recommending to the Board of Directors a set of corporate governance principles, and resolving conflicts pursuant to the Amended and Restated Consulting Agreement with Jeffrey Arnold.  The Nominating and Governance Committee currently consists of Arthur Kingsbury (Chairman), Theodore P. Botts and Boland T. Jones.

The charters for our Board committees, which have been adopted by the Board, contain detailed descriptions of the committees’ duties and responsibilities and are available under the Corporate Governance section on our website at www.hswinternational.com.

In addition to the meetings held by the above-referenced committees, the independent non-employee members of the Board of Directors regularly meet in executive session without any executive officers present, to evaluate the performance of management and other appropriate matters.

Our Board of Directors also formed a special-purpose Special Committee, consisting of independent directors Theodore Botts, Arthur Kingsbury, and Kai-Shing Tao, to evaluate and negotiate the terms of the Sharecare transactions on behalf of the Board.  The Special Committee was formed on May 18, 2009, and concluded its service on October 30, 2009, upon the Company’s entrance into the Sharecare transactions.  During its existence the Special Committee held numerous in-person and telephonic meetings to analyze the proposed Sharecare transactions.

Information Regarding Meetings

During 2009, the Board of Directors held seven meetings and acted by written consent two times.  The Compensation Committee held five meetings and acted by written consent one time; the Audit Committee held six meetings and did not act by written consent; and the Nominating and Governance Committee held three meetings and did not act by written consent.  No director other than Mr. Jones and Mr. Tao attended fewer than 75% of the aggregate of all meetings held in 2009 of the Board of Directors and the standing committees of the Board on which he served.  It is our policy to strongly encourage all directors to attend the annual meetings of stockholders.

Selection of Nominees for the Board of Directors

The Nominating and Governance Committee of our Board of Directors has the responsibility for establishing the criteria for recommending which directors should stand for re-election to our Board and the selection of new directors to serve on our Board.  Although the committee has not formulated any specific minimum qualifications for director candidates, it has determined that desirable characteristics include strength of character, mature judgment, career specialization, relevant technical skills, diversity and independence.

In addition, the Committee is responsible for establishing the procedures for our stockholders to nominate candidates to the Board of Directors.  For stockholder nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given proper and timely notice thereof in accordance with our bylaws.  To be timely for an annual meeting, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 60 or more than 90 days prior to the first anniversary of the date on which we mailed our proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days or delayed by more than 60 days from such an anniversary date, notice by the stockholder to be timely must be determined not earlier than 90 days prior to such annual meeting and not later than the close of business on the later of 60 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made.  The Nominating and Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the committee evaluates nominees recommended by other persons.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is designed to promote high standards of ethical conduct by our directors and employees.  The Code requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in HSWI’s best interest.  It includes a code of ethics for our chief executive officer, chief financial officer, chief accounting officer or controller, and persons performing similar functions.

As a mechanism to encourage compliance with the Code of Business Conduct and the Code of Ethics, we have established procedures to receive, retain, and address complaints received regarding accounting or auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

In addition, the Board of Directors routinely reviews its own performance to ensure that the Board is acting in the best interests of HSWI and its stockholders.

Our Code of Business Conduct and Ethics is available for review under the Corporate Governance section on our website at www.hswinternational.com.

Communications with the Board of Directors

To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title.  If by mail, such correspondence should be sent to:

Corporate Secretary
HSW International, Inc.
3280 Peachtree Road, Suite 600
Atlanta, Georgia 30305

All communications will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to HSW International's Board of Directors.  The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board of Directors.

The Corporate Secretary will not forward or respond to junk mail, job inquiries, business solicitations, complaints by users or customers with respect to ordinary course of business customer service, offensive or otherwise inappropriate materials.

PROPOSAL TWO
APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the 2010 Equity Incentive Plan.

The Company grants long-term incentives in the form of stock options, restricted shares, performance shares, performance units and stock appreciation rights (“SARs”) to employees, officers, directors and consultants of the Company under the 2006 Equity Incentive Plan to incentivize them to achieve and maintain superior performance levels, and retain their services to the Company.  However, as of the Record Date, nearly all of the shares available for issuance under the 2006 Equity Incentive Plan had been issued or were subject to outstanding equity awards.  The Board believes that the allocation of new shares is necessary in light of the potential continued growth in the Company’s operations.  For this and other related reasons, the Board determined that it is in the best interests of the Company and its stockholders to adopt a new stock incentive plan.  The Board consulted with Towers Watson, a global professional compensation consulting firm, in assessing the terms of the new stock incentive plan to ensure that such terms are in the best interests of the Company’s stockholders.

On April 29, 2010, the Board adopted the 2010 Equity Incentive Plan (the “Plan”) and directed that the Plan be submitted to stockholders for their approval at the annual meeting.  The Plan will be effective upon approval by stockholders at the annual meeting.  The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to directors, employees and consultants of the Company and to promote the success of the Company’s business and the stockholders’ interests.  The Plan seeks to achieve these purposes by providing for awards to participants in the form of restricted stock or stock bonus awards, options, stock purchase rights and/or SARs.  The Company believes it is important to have flexibility to grant various types of equity awards to its employees so that it can react appropriately to the changing environment.  The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A hereto.

General

The Plan will be administered by the Board of Directors of the Company or a committee consisting of directors or other persons appointed by the Board (the “Committee”).  All references to the Committee mean the Board if no Committee has been appointed.  The decisions, determinations and interpretations of the administrator of the Plan will be final and binding on all holders of awards pursuant to the Plan.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award granted under it.

The Committee has the sole discretion to determine: who is entitled to receive awards under the Plan; the types of awards; the times when awards will be granted; the number of shares of common stock subject to any award granted by the Committee; the number of awards; the purchase price or exercise price, if any; the form of consideration to be paid to the Company for exercise of options or purchase of shares; the period(s) during which such awards shall be exercisable; the restrictions applicable to awards; the form of each award agreement; and the fair market value of an award or the common stock underlying an award.  The Plan provides that option awards shall have an exercise price at least equal to the fair market value of the award as of the date of grant, and that the ability of a grantee to exercise an option award shall end no later than one year following the grantee’s termination of employment, or other service, with the Company.

The Committee will have the authority to accelerate vesting on any award or to waive any forfeiture restrictions, or to waive any other limitation or restriction with respect to an award; to reduce the exercise price of any award if the fair market value of the common stock covered by the award has declined since the date the award was granted, provided that shareholder approval has been obtained; to modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of an award, up to a maximum of one year from the end of the recipient’s service to the Company; and to make all other determinations necessary or advisable for the administration of the Plan.

To the extent awards under the Plan are to be qualified as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), the Plan must be administered by a committee consisting of two or more “outside directors” as determined under Section 162(m) of the Code.  Subject to the provisions of the Plan and except to the extent prohibited by law, the Committee may delegate to one or more individuals, typically the Company’s Corporate Secretary, the day-to-day administration of the Plan and any of the functions assigned to it in the Plan.

Eligibility

Awards granted under the Plan may be made only to directors, employees, or consultants of the Company.  Presently, the Company estimates that approximately 100 people are currently eligible each year to receive awards under the Plan.

Stock Subject to the Plan

Subject to adjustment for changes in capitalization, the total number of shares being requested and subject to all awards under the Plan is 275,000, which represents approximately five percent of the Company’s shares outstanding.  We anticipate this will cover the Company’s long term incentive needs for shares subject to awards for approximately three to four years.  Up to 100,000 of these shares, in aggregate, may be issued in any three-year period to a single recipient pursuant to stock options, SARs, and other equity awards intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code.

The Board consulted with Towers Watson, a global professional compensation consulting firm, in determining the terms of the Plan so as to ensure that such terms are in the best interests of the Company’s stockholders.  The Board considers the majority of the existing approximately 800,000 stock option awards under the 2006 Equity Incentive Plan unlikely to have any dilutive effect, as their exercise price is significantly higher than the present $2.39, as of April 30, 2010, per-share price of the Company’s common stock.  Approximately 75% of the stock options awards granted under the 2006 Equity Incentive Plan have an exercise price from $36.80 to $71.00.  The Board recognizes that the proposed total number of shares subject to awards under the Plan and the 2006 Equity Incentive Plan represents a higher-than-average percentage of shares outstanding – approximately twenty percent – than the Board believes to be typical in the current environment.  The Board believes this number to be appropriate given the need to incentivize current employees, and the high level of the respective exercise prices of outstanding options in relationship to the current market price of the Company’s common stock.  As an alternative to this proposal as a way to increase the number of shares available for awards, the Board considered repricing outstanding stock option awards under the 2006 Equity Incentive Plan or the Company’s purchasing of the same, and determined in both cases that such was not then in the best interests of the Company’s stockholders.

Types of Awards

The Plan allows HSW International to grant the following types awards: stock options, SARs, restricted stock or bonus awards, and opportunities for direct purchases of common stock.  The various types of awards are referred to collectively as “Stock Rights.”

Stock Options

The Committee may grant stock options qualifying as incentive stock options (“ISOs”) under the Code and non-qualified stock options (“NSOs”).  The Committee determines the exercise price of such options.  However, no options may be granted at an exercise price that is less than the fair market value of one share on the grant date of the option.  The Committee also determines the time or times at which options may be exercised (within 10 years from the grant date) and the method by which the exercise price of an option may be paid and the form of payment.

Each option will be either fully exercisable on the date of grant or will become exercisable thereafter in such installments as the Committee may specify.  Once an installment becomes exercisable, it will remain exercisable until expiration or termination of the option, unless otherwise specified by the Committee.  Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.  The Committee has the right to accelerate the date of exercise of any installment of any option, but the Committee may not accelerate the exercise date of any installment of an ISO granted to any employee without prior written consent of the employee if such acceleration would violate the annual vesting limitation contained in Section 422 of the Code.

Options will lapse 10 years from the grant date for most grantees, and five years from the grant date for ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.  If the grantee ceases to be employed by the Company, the grantee will have the continued right to exercise any option held by him until the earlier of the termination date as specified in the option, or for a period of from 90 days to one year from the date of termination of employment, based on the terms of the option when granted.  If the grantee exercises any ISO after the date that is three months following the date of termination of employment, the ISO will automatically be converted into an NSO subject to the terms of the Plan.

To the extent the aggregate fair market value (determined at the time an ISO is granted) of common stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year exceeds $100,000, or such higher value as permitted under Code Section 422 at the time of determination, such options will be treated as NSOs.  Additionally, in the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to the ISO may not be less than 110% of the fair market value per share of common stock on the date of the grant.

The Committee, with the consent of the optionee, may take such actions as may be necessary to convert an optionee’s ISOs that have not been exercised on the date of conversion into NSOs at any time prior to the expiration of such ISOs.  These actions may include accelerating the exercisability, extending the exercise period or reducing the exercise price of the appropriate installments of the optionee’s options.

Restricted Stock

A restricted stock award gives the participant the right to receive a specified number of shares as determined by the Committee.  The Committee establishes restrictions on transferability, the consideration for such awards and the type of vesting.

Stock Appreciation Rights

A SAR gives the participant the right to share in the appreciation in value of one share.  The Committee determines the conditions and restrictions relating to SARs.  No SAR may be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the SAR agreement.  Each SAR will be denominated in shares of common stock equivalents.  The strike price of each SAR may not be less than 100% of the fair market value of the common stock equivalents subject to the SAR on the date of grant.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate fair market value (on the date of the exercise of the SAR) of a number of shares of common stock equal to the number of shares of common stock equivalents in which the participant is vested under such SAR, and with respect to which the participant is exercising the SAR on such date, over (B) the strike price.  The appreciation distribution in respect of a SAR may be paid in common stock, in cash, in any combination of the two or in any other form of consideration as determined by the Committee.  In the event that a participant’s continuous service terminates (other than For Cause), the participant may exercise his SAR (to the extent entitled to do so as of the termination of continuous service) within the time period ending three months following termination of participant’s continuous service or the expiration of the term of the SAR as set forth in the SAR agreement.

Surrender of Stock Rights for Cash or Stock

The Committee may accept, in its sole discretion, the surrender by an optionee or grantee of a Stock Right granted to him under the Plan and authorize payments in consideration therefor an amount equal to the difference between the purchase price payable for the shares of common stock under the instrument granting the option and the fair market value of the shares subject to the Stock Right.  Such payment may be made in shares of common stock valued at fair market value on the date of such surrender, in cash, or partly in shares of common stock and partly in cash.

Adjustment to Capitalization

In the event of any change in the outstanding Shares by reason of a recapitalization, reorganization, stock split, reverse stock split, stock dividend, or other corporate change, the number of shares of common stock deliverable upon the exercise of outstanding Stock Rights will be increased or decreased, and appropriate adjustments will be made in the purchase price per share to reflect such corporate change.  Additionally, the aggregate number of shares available under the Plan and subject to each outstanding award shall be adjusted appropriately by the Committee.

In the event of a spin-off from the Company or other non-cash dividend on the outstanding shares of common stock, the Company will make appropriate equitable adjustments to the exercise price of all outstanding options and SARs, and to the number of shares underlying such awards.  In the event of the proposed dissolution or liquidation of the Company, each Stock Right will terminate immediately prior to the consummation of such action or at such other time and subject to such other conditions as determined by the Committee.

Change in Control Provisions

The Plan contains a “double triggered” change in control provision whereby Plan participants who are employees or officers of, or consultants to, the Company only receive benefits when either their employment or service terminates due to their discharge without cause or resignation with good reason in connection with a change in control, or at the discretion of the Committee. If the Company is consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise, and the Committee or a successor board of directors does not make appropriate provisions for the continuation of Stock Rights by either assumption or substitution, unless otherwise provided by the Committee in its sole discretion, the Stock rights will become vested and fully and immediately exercisable and all forfeiture restrictions will be waived, and all Stock Rights not exercised at the time of the closing of the acquisition will terminate.

Forfeiture Provisions

A participant’s rights, payments and benefits with respect to an award shall be subject to termination upon the occurrence of specified events such as termination of employment for cause, a violation of company policies, fraud or a breach of a noncompetition or confidentiality restrictive covenant.

Share-Counting Rules

The Plan provides that the underlying shares related to any award granted under the Plan that terminates, expires, or lapses will again be available for a grant under such plan.  However, the Plan does not permit shares tendered to pay the exercise price of an option, or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award, to become available for grant or sale under the Plan.

Transferability

According to the Plan, no ISO may be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution.  Any vested NSO or right to purchase common stock may be transferable by the grantee to the grantee’s family members by will or by the laws of descent and distribution.

Amendment Modification and Termination

The Board may at any time terminate, amend or modify the Plan.  However, the Plan mandates that neither the Board nor the Committee may take the following without the approval of the stockholders:  the total number of shares that may be issued under the Plan may not be increased (except by adjustment for capitalization changes); the provisions regarding eligibility for grants of ISOs may not be modified; the provisions regarding the exercise price at which shares may be offered pursuant to options may not be modified (except for adjustments for capitalization changes); the expiration date of the Plan may not be extended; and the Company may not amend an option or SAR awarded under the Plan to reduce its price per share, cancel and regrant new options or SARs with lower prices per share than the original prices per share of the cancelled options or SARs, or cancel any options or SARs in exchange for cash or the grant replacement awards having the effect of repricing without approval by the Company’s stockholders.

Except as described above, the Board or stockholders may not adversely alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted.

Tax Withholding

HSW International may withhold or require a participant to remit to the Company an amount sufficient to satisfy all withholding tax requirements on any award under the Plan.

U.S. Income Tax Status

The U.S. federal income tax consequences to the Company and participants under the Plan are complex and subject to change.  The following discussion is a summary overview of the general rules applicable to certain awards granted under the Plan to a participant who performs services within the United States or is a United States citizen or resident. The tax consequences may be affected by various income tax treaties.

Participants under the Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Incentive Stock Options.  A participant will not recognize any ordinary income (and the Company will not be permitted to claim any deduction) upon the grant or timely exercise of an ISO.  If the Shares acquired upon the exercise of an ISO are held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, any resulting gain is taxed, upon disposition of the shares, at long-term capital gains rates, and the Company will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of the shares by the participant.  However, if these holding requirements are not met, the difference between the fair market value of the shares at the time of exercise and the exercise price is taxed at ordinary rates as compensation to the participant, and the Company is generally entitled to a deduction for an equivalent amount.

Additionally, the amount by which the fair market value of the underlying shares on the exercise date of an ISO exceeds the exercise price could constitute “alternative minimum taxable income” to the participant in the year of exercise.

Non-qualified Options.  At the time of exercise of the non-qualified option, a participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price.  The Company will generally be entitled to claim a tax deduction at such time and in the same amount that such participant recognizes ordinary income.

Restricted Stock.  Subject to Section 16(m) of the Code, a participant who is awarded shares of restricted stock is taxable on the shares received when the restricted stock is substantially vested, that is, when the stock is either not subject to a substantial risk of forfeiture, or is transferable to a third party free of such risk.  The amount of income recognized is equal to the excess of the fair market value of the shares at the time of vesting over the amount, if any, paid for such shares.  The Company would generally be entitled to claim a deduction equal to the amount of income recognized.

A person who is awarded restricted stock may elect to recognize income at the time that the restricted stock is awarded rather than at the later date when the stock is substantially vested.

Stock Appreciation Rights.  Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted, and no deduction is available to the Company at such time.  When a SAR is exercised, ordinary income is realized by the participant in the amount of cash and/or fair market value of the shares received by such participant and the Company will generally be entitled to a deduction of equal value.

Section 409A.  Section 409A of the Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation.  Certain awards that may be granted under the Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code.  In any case, a participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such participant or for such participant’s account in connection with an award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold such participant harmless from any or all of such taxes or penalties.

    IRS Circular 230 Notice.  To ensure compliance with requirements imposed by the Internal Revenue Service, participants are hereby notified that any discussion of tax matters set forth in this proxy statement was written in connection with the description of awards made under the Pan, and was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any tax related penalties under federal law. Each Plan participant should seek advice based on his or her particular circumstances from an independent tax advisor.

No Shareholders Rights

No award gives the participant any of the rights of a shareholder unless and until shares are in fact issued to such person in connection with such award.

Effective Date

The Plan will be effective as of the date it is approved by the stockholders. It will terminate on the 10th anniversary of that date, unless earlier terminated in accordance with its provisions.

Other Information

On April 30, 2010, the closing price of our shares as reported by the NASDAQ Global Market was $2.39 per share.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009, on our equity compensation plans currently in effect.

Plan Category	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Related in Column (a))
Equity compensation plans approved by security holders	837,659	$55.56	38
Equity compensation plans not approved by security holders	0	$ N/A	0
Total	837,659	$55.56	38

Required Vote; Recommendation of the Board of Directors

The affirmative vote of a majority of the outstanding shares of stock of HSWI is necessary to approve this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” approval of the 2010 Equity Incentive Plan.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP, our independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2010, and recommends that stockholders vote for ratification of such appointment.  Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in our best interests and the best interests of our stockholders.  In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.

PricewaterhouseCoopers LLP became our independent registered public accounting firm in June 2009.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote and be present or represented at the meeting.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal.  While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

EXECUTIVE OFFICERS & KEY EMPLOYEES

The following table sets certain information about each of our executive officers and key employees as of April 30, 2010.

Name	Age	Position

Gregory M. Swayne	51	Chief Executive Officer and Chairman of the Board of Directors
Shawn G. Meredith	40	Chief Financial Officer
Eric J. Orme	35	Chief Technology Officer
Bradley T. Zimmer	31	Executive Vice President and General Counsel

Gregory M. Swayne is our Chief Executive Officer and Chairman of the Board of Directors.  Previously, he was our President and Chief Operating Officer since October 2007.  Prior to joining HSW International in 2006, Mr. Swayne was the President and Chief Operating Officer of HowStuffWorks, Inc., which has since been acquired by Discovery Communications, and was a member of the management teams of The Convex Group and N2 Broadband.  Mr. Swayne was the co-founder and President of publicly-listed A.D.A.M., Inc. and its predecessor Medical Legal Illustrations, Inc.  A.D.A.M. provides health information services and benefit management solutions through its online offerings to healthcare organizations, employers, benefit brokers, consumers and the educational market.  Mr. Swayne holds a Bachelor of Arts from the University of South Carolina and a Master of Science in Medical Illustration from the Medical College of Georgia.

Shawn G. Meredith became our Chief Financial Officer on August 12, 2008.  Ms. Meredith joined us in May 2008 as Vice President of Finance.  Prior to joining HSW International, she was a consultant to and Corporate Controller for Network Communications, Inc., an internet-integrated media company and the largest national publisher of local printed and online magazines for the real estate market, from September 2005 to April 2008.  Ms. Meredith also held positions as vice president, finance and accounting for Medical Doctor Associates, from October 2004 to August 2005, and as an audit manager for PricewaterhouseCoopers LLP, from October 2001 to September 2004.  Ms. Meredith graduated from the University of Florida with a Bachelor of Science in Accounting and a Master of Accounting from Florida International University.  Ms. Meredith is a certified public accountant.

Eric J. Orme has been our Chief Technology Officer since November 2007, was previously Director of IT and Operations at PCDI, LLC, since May 2004, and has been involved in information technology leadership in the web hosting, education technology, and online media markets for the past fifteen years.  His technical background includes work for both start-ups and larger global corporations, including Georgia-Pacific, web.com, and Ashworth University.  Mr. Orme has been central in orchestrating the launch of the Company’s websites in China and Brazil.

Bradley T. Zimmer (1) has been Executive Vice President, General Counsel and Corporate Secretary for HSW International since December 2007.  He previously served as General Counsel and Corporate Secretary of The Convex Group, an entertainment and media company, and its subsidiary HowStuffWorks, Inc. from 2003 through the companies' acquisition by Discovery Communications in December 2007.  Prior to The Convex Group, Mr. Zimmer was responsible for business strategy at Southeast Interactive Technology Funds, a venture capital firm focused on information technology and communications investments.  Mr. Zimmer holds A.B. in Public Policy and Juris Doctor degrees from Duke University. He is a member of the American Bar Association and North Carolina State Bar, and is a member of the boards of directors of Forbes Travel Guide and several other privately held companies.

(1)	Mr. Zimmer is not a named Executive Officer for purposes of reporting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 30, 2010 for the following:

•	Each person or entity known to own beneficially more than 5% of the outstanding common stock;

•	Each director;

•	Each of the executive officers named in the Summary Compensation table; and,

•	All current executive officers and directors as a group.

Applicable percentage ownership is based on 5,368,355 shares of common stock outstanding as of April 30, 2010, together with applicable options for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares.  Common stock subject to options and warrants currently exercisable, or exercisable within 60 days after April 30, 2010, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.  The address of each executive officer and director is c/o HSW International, Inc., 3280 Peachtree Road, Suite 600, Atlanta, Georgia 30305.   For information relating to beneficial owners of greater than 5% of our common stock who are not insiders, we rely upon the reports filed by such persons or entities on Schedule 13G.  The beneficial ownership table is presented on a post-reverse stock split basis.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Ownership

Discovery Communications, Inc.(1)	2,354,072	43.8%
One Discovery Place
Silver Spring, Maryland 20814

Eastern Advisors Capital Group, Ltd.(2)	821,540	15.3%
c/o Caledonian Fund Services (Cayman) Limited
Caledonian House
69 Dr. Roy’s Drive
Grand Cayman KY1 – 1102
Cayman Islands

Capital Research Global Investors	368,638	6.9%
333 South Hope Street
Los Angeles, California 90071

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Ownership

Executive Officers and Current Directors:
Henry N. Adorno(3)	51,310	*
Jeffrey T. Arnold(4)	2,710,072	47.3%
Scott Booth(5)	867,599	16.2%
Theodore P. Botts(6)	12,827	*
Michael Cascone	—	—
Boland T. Jones	2,255	*
Arthur F. Kingsbury	2,827	*
Shawn G. Meredith(7)	8,769	*
Eric Orme(8)	9,048	*
Gregory M. Swayne(9)	35,310	*
Kai-Shing Tao	1,969	*
All Executive Officers and Directors as a Group (11 People)	3,701,986	63.3%

* Represents less than 1%

(1)	Includes 2,344,072 shares of our common stock and 10,000 exercisable warrants beneficially owned by HowStuffWorks, Inc.
(2)
Based on information contained in Schedule 13G/A filed with the SEC on February 16, 2010, by Eastern Advisors Capital Group, LLC, Eastern Advisors Capital, Ltd. and Scott Booth.  All three report shared voting and dispositive power over the shares.  The address for Eastern Advisors Capital Group, LLC and Scott Booth is 101 Park Avenue, 48th floor, New York, New York 10178.

(3)
On September 28, 2009, Mr. Adorno resigned as Vice Chairman and Principal Executive Officer of HSW International.  Includes 51,002 shares of our common stock that may be acquired upon the exercise of options and 308 shares owned by Mr. Adorno.

(4)
Includes (i) 2,344,072 shares of our common stock and 10,000 exercisable warrants beneficially owned by HowStuffWorks, Inc., over which Mr. Arnold could be deemed to have voting and dispositive power in his capacity as Chief of Global Digital Strategy of HowStuffWorks’ parent company Discovery Communications, Inc., (ii) 355,000 shares of our common stock that may be acquired upon the exercise of options and (iii) 1,000 shares owned directly by Mr. Arnold.

(5)
Includes 821,540 shares of our common stock beneficially owned by Eastern Advisors Capital Group, Ltd., over which Mr. Booth could be deemed to have voting and dispositive power in his capacity as Managing Partner of Eastern Advisors Capital Group.

(6)	Includes 10,000 shares of our common stock that may be acquired upon the exercise of options and 2,827 shares owned by Mr. Botts.
(7)	Includes 8,667 shares of our common stock that may be acquired upon the exercise of options and 102 shares owned by Ms. Meredith.
(8)	Includes 8,946 shares of our common stock that may be acquired upon the exercise of options and 102 shares owned by Mr. Orme.
(9)	Includes 35,002 shares of our common stock that may be acquired upon the exercise of options and 308 shares owned by Mr. Swayne.

COMPENSATION MATTERS

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors approves all compensation and awards to the individuals included on the Summary Compensation Table (the “named executive officers”).  Annually, the Compensation Committee reviews the performance and compensation of the chief executive officer, or CEO, and, following discussions with the CEO and, where it deems appropriate, other advisors, establish any modifications to executives’ compensation levels for the subsequent year.  For the remaining named executive officers, the CEO makes recommendations to the Compensation Committee for approval.

The Compensation Committee met five times in 2009.  The Compensation Committee’s charter provides that it will (i) develop, approve, and report to the Board regarding the Company's overall compensation philosophy and strategy, (ii) establish corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation, (iii) review and approve the compensation structure for the other executive officers and review and approve the CEO’s recommendations with respect to executive officer compensation, (iv) oversee CEO and executive succession planning and development, and (v) make recommendations to the Board with respect to director compensation.  In addition to the committee members, in the past the CEO and other officers from the Company have been asked to attend meetings from time to time as the committee deems appropriate.  The Compensation Committee makes reports to the full Board of Directors based on its activities and, for certain activities, such as the determination of Board of Directors compensation, the Compensation Committee will make recommendations to the full Board for approval.

Executive Compensation Philosophy and Objectives

We work to attract and retain proven, talented executives who we believe will help to put us in the best position for growth and to meet our Company’s objectives.  We attempt to recruit executives with technology, internet, media or other experience that we believe is transferable to our business with the expectation that they will share their knowledge to create and develop a successful organization.  We strive to provide our named executive officers with a compensation package that is competitive for a given position in our industry and geographic region.  The purpose of our executive compensation program is to provide incentives for our executives to meet or exceed expectations.  We believe our compensation objectives are achieved through a combination of base salary, incentive bonus, equity compensation and other benefits.  With the exception of equity, or stock-based compensation, the compensation is paid in cash.

Our stock-based compensation provides a means for our executives to obtain a degree of ownership of our Company in an attempt to align corporate and individual goals.  The issuance of equity compensation is generally not based on performance but rather a component of each officer’s total compensation package.  As bonuses are based on both individual and company-wide performance and objectives, we offer a market-competitive base salary for executive positions so as to mitigate the volatility we might experience in our equity pricing.  It is our philosophy that bonuses are to be used to provide an added incentive to meet additional objectives which exceed ordinary expectations and not as salary itself.

Elements of Compensation

During 2008 and 2009, the compensation packages for our named executive officers included three principal elements:  base salary; performance based (or guaranteed) cash bonuses; and long-term equity incentive awards.

Base Salary. Base salary for our executives is determined based on the specific level and experience of the executive and responsibilities of a position.  Generally, the goal is to achieve a salary that is competitive with the salary for similar positions in similar industries within our Company’s geographic region.  Salaries are reviewed during the annual review process when an increase, if any, is determined.  Any increase in salary for the named executive officers is subject to Compensation Committee approval.  In addition, base salaries may be adjusted, on occasion at the Compensation Committee’s discretion, to realign a particular salary or salaries with current market conditions.  Prior to his relocation to Atlanta in 2008, we paid Mr. Adorno, our principal executive officer until September 2009, an annual salary of $225,000 and a living expense allowance of $180,000 per year.  Upon his move, we eliminated the living expense allowance and increased his base salary by $180,000.  Upon Mr. Swayne’s becoming our CEO in September 2009, we entered into a Letter Agreement with Mr. Swayne with a term of three years.  Under that agreement, Mr. Swayne’s initial base salary was $275,000 per year, increased to $300,000 per year effective January 1, 2010, and will be reviewed annually beginning in 2011 by the Board for any discretionary merit-based increases.

Incentive Bonus. We use bonuses to provide an added incentive to meet additional objectives that exceed ordinary expectations.  For 2008, the target bonuses were based on certain stretch goals reflecting operational and financial key performance indicators of our Company.

On August 12, 2008, our Board of Directors adopted the 2008 Executive Compensation Plan (the “Plan”).  The purpose of the Plan was to promote the interests of our Company by motivating our key employees to execute upon and achieve our business plan and to retain key employees.

 The Plan established a bonus pool consisting of an aggregate of 3,076 restricted shares of our common stock, 10,000 options to acquire shares of our common stock, and $100,000, which is to be used as a tax offset for the equity portion of the Plan.  The shares of restricted stock and shares issuable under the options granted under the Plan will be issued out of the shares available under our 2006 Equity Incentive Plan.  Six key employees participated in the Plan, including our former Vice Chairman, Henry Adorno, our Chief Financial Officer, Shawn Meredith, our Chief Technology Officer, Eric Orme, our Chief Executive Officer, Gregory Swayne, and our Executive Vice President and General Counsel, Bradley Zimmer.

The performance criteria are tied to foreign website development, activity and revenue during 2009.  Each criterion achieved caused 33.4%, 33.3% and 33.3%, respectively, of the bonus pool to vest.  As only the foreign website development criteria was met, only 33.4% of the bonus pool vested and was paid to the key employees.

Long-term Equity Incentive Awards.  Granting stock options encourages our executives to focus on our Company’s future success.  The Company issues grants for stock options under the 2006 Equity Incentive Plan adopted April 31, 2006.  The number of grants recipients receive is generally based on their particular position within the Company.  All grants require the approval of the Compensation Committee of our Board.  In the event of a change in control in HSW International, any unvested options held by each of our named executive officers will fully vest on the date of the change of control.  Under the terms of the Letter Agreement, Mr. Swayne received options to purchase 41,000 shares of HSW International’s common stock.  Five thousand of the options vested immediately upon the grant, and the remainder will vest ratably over a period of three years.  All options vest automatically upon a change of control, as defined in the Letter Agreement.

Payments in Connection with a Change of Control or Termination

In the event of a change in control in HSW International, any unvested options held by each of Messrs. Adorno, Swayne, and Orme and Ms. Meredith shall fully vest on the date of the change of control.  If a change of control had occurred on December 31, 2009, the value of the options that would have vested was $263,601.

If HSW International terminates Mr. Swayne’s employment without cause (as defined in the Letter Agreement) and Mr. Swayne executes a release acceptable to HSW International, Mr. Swayne will be entitled to amounts earned or vested as of his termination date, plus his base salary in effect as of his termination date and certain continuing medical benefits for a period of (a) 12 months if he is terminated prior to October 1, 2010, (b) nine months if he is terminated between October 1, 2010 and September 30, 2011, or (c) six months if he is terminated between October 1, 2011 and the end of the term of the employment agreement.  If Mr. Swayne had been terminated on December 31, 2009, the value of his severance payments would have been $275,000.

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by, or paid for services rendered to us and our subsidiaries in all capacities during the years ended December 31, 2008, and December 31, 2009, by our principal executive officer, and our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year.  Information is also included for an additional individual who served as our Principal Executive Officer during the last completed fiscal year.  The officers listed on the table set forth below are referred to collectively in this annual report as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)

Gregory M. Swayne
Chairman and Chief Executive Officer(2)	2009	$238,786	$—	$151,700	$—	$390,486
	2008	$225,000	$10,020	$22,044	$—	$257,064

Henry N. Adorno
Vice Chairman and Principal Executive Officer(2)	2009	$405,709	$—	$—	$—	$405,709
	2008	$405,012	$10,020	$22,044	$—	$427,056

Shawn G. Meredith
Chief Financial Officer(3)	2009	$200,236	$—	$83,250	$—	$283,486
	2008	$125,939	$3,340	$108,598	$—	$237,877

Eric Orme
Chief Technology Officer	2009	$194,663	$—	$83,250	$—	$277,913
	2008	$175,000	$3,340	$7,348	$—	$185,688

(1)
Amounts in this table reflect the total grant date fair value for awards granted in 2009 and do not reflect actual compensation realized by our named executive officers.  The aggregate grant date fair value of restricted stock and options awards granted within the fiscal year was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation. The assumptions used in the valuations of the equity awards are explained in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)	Mr. Adorno resigned as Vice Chairman and Principal Executive Officer on September 28, 2009. At that time, Mr. Swayne became our Chief Executive Officer.
(3)	Shawn Meredith was appointed Chief Financial Officer on August 12, 2008.

Outstanding Equity Awards at Year-End 2009

The following table provides information about the number and value of unexercised options for the named executive officers as of December 31, 2009.  No named executive officers exercised any stock options during fiscal years 2009 or 2008 and no stock appreciation rights have been granted.

Name	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
	Exercisable (#)	Unexercisable (#)

Henry N. Adorno	25,000	—	$65.00	August 23, 2016
Henry N. Adorno	25,000	—	$71.00	October 10, 2017
Henry N. Adorno	1,002	—	$32.50	August 12, 2018
Gregory M. Swayne	10,000	—	$65.00	August 23, 2016
Gregory M. Swayne	10,000	—	$71.00	October 10, 2017
Gregory M. Swayne	1,002	—	$32.50	August 12, 2018
Gregory M. Swayne	8,000	33,000	$3.90	November 5, 2019
Shawn G. Meredith	833	1,667	$38.00	May 28, 2018
Shawn G. Meredith	833	1,667	$32.50	August 12, 2018
Shawn G. Meredith	334	—	$32.50	August 12, 2018
Shawn G. Meredith	2,500	20,000	$3.85	November 20, 2019
Eric Orme	1,666	834	$70.30	November 9, 2017
Eric Orme	334	—	$32.50	August 12, 2018
Eric Orme	3,613	18,887	$3.90	November 5, 2019

Compensation of Non-Executive Directors

Our certificate of incorporation and bylaws specifically grant to our board of directors the authority to fix the compensation of the directors.  For 2009 service, we paid our non-executive directors the amounts set forth in the following table:

Name (1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total(3) ($)
Jeffrey T. Arnold(3)	—	—	—	—	—
Scott Booth(4)	—	—	—	—	—
Theodore P. Botts	$57,764	$7,067	—	—	$64,831
Michael Cascone(3)	—	—	—	—	—
Bruce L. Campbell(3)	—	—	—	—	—
Boland T. Jones	$42,764	$7,067	—	—	$49,831
Arthur F. Kingsbury	$55,264	$7,067	—	—	$62,331
Kai-Shing Tao	$55,264	$7,067	—	—	$62,331

(1)
Bruce L. Campbell did not stand for reelection at our 2009 Annual Meeting of Shareholders and therefore ceased to be a director as of December 17, 2009.  Our shareholders elected Messrs. Booth and Cascone to the Board on December 17, 2009.

(2)
Includes annual retainers for members of the Board of Directors, retainers for the chairman of each of the Audit, Compensation and Nominating Committees, and retainers for the members of the Special Committee established to review the Sharecare transactions.

(3)
Bruce L. Campbell, Michael Cascone, and Jeffrey T. Arnold received no compensation as directors because they are employed by Discovery, which owns approximately 43% of our shares.  Mr. Arnold received all of his compensation pursuant to his Consulting Agreement, described below.

(4)	Scott Booth was elected to the Board on December 17, 2009, and was not eligible to receive compensation as a director during 2009.

On March 25, 2009, our board of directors adopted a Director Compensation Plan for the year ended December 31, 2009, for its independent directors. The plan provides for the following:

Annual cash retainer	$15,000
Annual restricted stock grant value	$35,000
Total annual compensation	$50,000

In addition, the chairman of our Compensation and Nominating and Governance Committees each receives additional cash compensation of $2,500 per year, and the chairman of our Audit Committee receives additional compensation of $5,000 per year.  We also reimburse all directors for HSWI-related travel expenses in accordance with our Company-wide policy.

The terms for the payment of our independent director compensation include the following:

•	Cash retainers are paid quarterly in arrears.
•
Restricted stock is granted at the beginning of the year in an amount then equal to the specified cash value determined as the average of the first 15 trading days of the year, resulting in a per share value for our 2009 grant of $3.50.

•
The number of restricted stock shares granted is calculated by dividing $35,000 by the volume weighted average trading price of the Company’s common stock for the first fifteen trading days of 2009 (the “Per-Share Price”).  If the resulting quotient exceeds 2,000 shares, the value (calculated using the Per-Share Price) of the shares in excess shall be added to the annual cash retainer.

•
Restricted stock vests in full on December 31 of the year of grant, contingent upon the recipient having attended at least 75% of board meetings held during the year; otherwise, vesting will be prorated based on attendance.

                On March 10, 2009, our independent directors, namely Messrs. Botts, Jones, Kingsbury and Tao, each received 2,000 shares of restricted stock per the director compensation plan described above.

On May 18, 2009, in connection with the formation of the Special Committee, our board of directors authorized the cash compensation of $10,000 for each member of the Special Committee, payable in $2,500 monthly installments while the Special Committee is constituted and beginning on June 1, 2009.

Consulting and Employment Agreements

   Arnold Consulting Agreement Amendment

On September 22, 2008, we amended the consulting agreement with Mr. Arnold that we originally entered into on August 23, 2006.  The amendment extended the term of the consulting agreement through May 31, 2009, and provided as compensation for the extended service term a grant to Mr. Arnold of a five-year option to acquire 35,000 shares of our common stock.  We agreed with Mr. Arnold that the options would have a per share exercise price of $36.80, which represents the price at which we had most recently sold shares to investors, and was higher than the market closing price on the date of grant, September 22, 2008.  The options vested at the end of the amended term, May 31, 2009, and the number and exercise price of the options have been adjusted to reflect the Reverse Split.

The consulting agreement permits Mr. Arnold to engage in non-competitive employment or consulting activities, including specifically activities for and on behalf of HowStuffWorks.  Mr. Arnold is prohibited from competing with us in our territories during the term of the consulting agreement and for a period of one year thereafter.  The consulting agreement provides that Mr. Arnold is obligated to notify either HowStuffWorks or us of any corporate opportunities that may benefit us as well as HowStuffWorks, and HowStuffWorks and we will thereafter determine how to act upon such opportunity.

As compensation for the initial term of his consulting services, we granted Mr. Arnold a ten-year option to acquire 300,000 shares of HSW International's common stock, which grant was made on August 23, 2006.  The consulting agreement also provided that we grant options to acquire an additional 100,000 shares to one or more individuals in the eligible grantee group, which includes Mr. Arnold.  The consulting agreement further provided that Mr. Arnold shall recommend to us a suggested manner of allocating the additional options, and we granted 100,000 options based on Mr. Arnold’s suggestion on August 23, 2006.  All of the options granted under the initial term of the consulting agreement have a per share exercise price of $65.00, the fair market value on the date of grant.  All of these initial 400,000 options have vested in full.

In the event that Mr. Arnold was terminated for cause under the consulting agreement, any unvested options would have terminated with the termination of the consulting agreement.  Cause is defined in the consulting agreement as (i) conviction of, or plea of nolo contendere to, a felony that results in material damage to our business or reputation, (ii) gross misconduct that results in material damage to our business or reputation, (iii) act of dishonesty or fraud in connection with the performance of his responsibilities with the intention that such act results in improper and substantial personal enrichment, (iv) violation or breach of any contractual duty that results in substantial monetary harm to us or any fiduciary duty owed to us.  Cause shall not exist under (iv) if such act is done by Mr. Arnold in the good faith belief that it would be beneficial to us or failure to act is done in the good faith belief that the act would be materially harmful to us.

If a change of control (as defined in our equity incentive plan) of the company occurred during the term of the consulting agreement, any unvested options would have fully vested as of the date of the change in control.  To the extent vested, the options shall be irrevocable and may be exercised by Mr. Arnold’s heirs or estate.

   Swayne Employment Agreement

Mr. Swayne’s employment is governed by a Letter Agreement dated September 28, 2009, with a term of three years.  Mr. Swayne’s initial base salary was $275,000 per year, increased to $300,000 per year effective January 1, 2010, and will be reviewed annually beginning in 2011 by the Board for any discretionary merit-based increases.  In November 2009 Mr. Swayne received options to purchase 41,000 shares of HSW International’s common stock, representing the entirety of the options Mr. Swayne will receive during the term of his employment under the Letter Agreement.  Five thousand of the options vested immediately upon the grant, and the remainder will vest ratably over a period of three years.  All options vest automatically upon a change of control, as defined in the Letter Agreement.  The Letter Agreement also contains non-compete and non-solicitation covenants.  If HSW International terminates Mr. Swayne’s employment without cause (as defined in the Letter Agreement) and Mr. Swayne executes a release acceptable to HSW International, Mr. Swayne will be entitled to amounts earned or vested as of his termination date, plus his base salary in effect as of his termination date and certain continuing medical benefits for a period of (a) 12 months if he is terminated prior to October 1, 2010, (b) nine months if he is terminated between October 1, 2010 and September 30, 2011, or (c) six months if he is terminated between October 1, 2011 and the end of the term of the employment agreement.

   Orme Employment Agreement

Mr. Orme’s employment is governed by a Letter Agreement dated October 1, 2009, with a term of three years.  Mr. Orme’s initial base salary was $225,000 per year and increased to $250,000 per year effective

January 1, 2010, and will be reviewed annually thereafter by the Board for any discretionary merit-based increases.  In 2009 Mr. Orme received options to purchase 22,500 shares of HSW International’s common stock.  Two thousand five hundred of the options vested immediately upon the grant, and the remainder vest ratably on a monthly basis over a period of three years.  All options vest automatically upon a change of control, as defined in the Letter Agreement.  The Letter Agreement also contains non-compete and non-solicitation covenants.  HSW International may terminate Mr. Orme’s employment on thirty days’ written notice, provided that the Company may provide continued base salary payments and medical benefits for all or a portion of the 30 day notice period in lieu of the notice.  Upon expiration of the term, the Letter Agreement will terminate, and, unless either party elects in writing not to continue Mr. Orme’s employment, he will become an at-will employee of the Company.  If HSW International terminates Mr. Orme’s employment without cause (as defined in the Letter Agreement) and Mr. Orme executes a release acceptable to HSW International, Mr. Orme will be entitled to amounts earned or vested as of his termination date, plus his base salary in effect as of his termination date and certain continuing medical benefits for a period of (a) 12 months if he is terminated prior to October 1, 2010, (b) nine months if he is terminated between October 1, 2010 and September 30, 2011, or (c) six months if he is terminated between October 1, 2011 and the end of the term of the employment agreement.

   Adorno Resignation and Release Agreement

In connection with Mr. Adorno’s resignation, HSW International entered into a Confidential Separation and Release Agreement with him, dated as of September 28, 2009, pursuant to which Mr. Adorno performed such duties as HSWI reasonably requested at his current base salary through December 31, 2009.  The agreement includes a mutual release of claims.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Annual Report with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Annual Report.

Submitted by:      THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                               Scott Booth, Chair
                               Arthur F. Kingsbury
                               Kai-Shing Tao

Compensation Committee Interlocks and Insider Participation

Kai Shing-Tao, Theodore P. Botts, Arthur F. Kingsbury and Scott Booth served as members of our Compensation Committee during 2009.  None of these individuals was at any time during 2009 or at any other time an officer or employee of HSWI.  No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

RELATED PARTY TRANSACTIONS

Our policy regarding transactions with management is that they should be made on terms no less favorable to us than could have been obtained from unaffiliated third parties.  All transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by our Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Contribution Agreements

Pursuant to the terms of two contribution agreements, HowStuffWorks contributed content owned by or licensed to HowStuffWorks to us by granting to us a perpetual, fully paid, royalty-free, sublicensable, exclusive license in certain territories.  The content specifically consists of the right to render Chinese and Portuguese translations of, the right to publish or use any or all actual renderings in the translated languages and all such actual renderings of, such licensed and sublicensed content, including derivative works, solely in digital and/or electronic form.  All sublicensed content is subject to the terms, conditions and restrictions set forth in the applicable third party licenses from which the sublicensed content is sublicensed.  HowStuffWorks is the sole and exclusive owner of the licensed content, the applicable third party licensors are the sole and exclusive owners of the applicable sublicensed content and we are the sole and exclusive owner of the content, subject to HowStuffWorks and its licensors’ rights in the underlying content.

HowStuffWorks also granted to us a limited, perpetual, fully paid, royalty-free, non-sublicensable, non-transferable, exclusive license in the territories to (i) use the content solely for purposes of translating it into the translation languages, and (ii) use limited excerpts of the licensed content translated into the translation languages in print format with limited distribution to businesses solely for purposes of marketing, business development, financings and other similar legitimate business purposes, provided that any such limited print excerpts are not distributed publicly.

HowStuffWorks may terminate the licenses in either of the territories upon written notice to us if: (i) we file a petition for bankruptcy or are adjudicated bankrupt; (ii) a petition in bankruptcy is filed against us and this petition is not dismissed within ninety calendar days; (iii) we become insolvent or make an assignment for the benefit of our creditors or an arrangement for our creditors pursuant to any bankruptcy law; (iv) we discontinue the business that is covered by either of the contribution agreements; (v) a receiver is appointed for us or our business; or (vi) we are in material breach of any of the terms or conditions set forth in either of the contribution agreements, which breach remains uncured 30 days after written notice of such breach from HowStuffWorks so long as such material breach was not caused by any action or inaction of HowStuffWorks, and HowStuffWorks did not prevent or limit our attempts to cure such breach.

Update Agreement

Pursuant to the terms of an update agreement, HowStuffWorks will provide all updates (i.e., modifications and new content) to us for our purchase.  With respect to updated content that we elect to purchase, HowStuffWorks will grant to us the same license rights as those granted pursuant to the contribution agreements with respect to any updates to the content licensed pursuant to the contribution agreement for a fee equal to (i) one percent per territory of HowStuffWorks’ fully allocated costs directly attributable to producing the updates purchased by us and (ii) HowStuffWorks’ actual cost in transferring the purchased updates to us, plus (iii) five percent of (i) and (ii) above.  Sublicensed content restrictions, ownership rights and termination rights are the same as those granted pursuant to the contribution agreements.  HowStuffWorks may suspend its obligation to provide updates to us if we fail to pay any update fee for 90 days after such fee was due or if we become insolvent.

Letter Agreement

Pursuant to the terms of a letter agreement, we had the option to acquire the exclusive digital publishing rights for the content in India and Russia in the local languages on the same terms and conditions as those with respect to China and Brazil under the contribution agreements and the update agreement.  We had the right to exercise this option until April 2, 2009, at which time it expired unexercised.

Trademark License Agreement

A trademark side letter dated April 20, 2006, between HowStuffWorks and HSW International was amended to provide that the license fee will be 2% of HSW International’s net revenue derived from use of the licensed name and marks in the territory, up to a limit of $100,000 annually for the territory. The amendment also provides that HSW International shall have the right to an option to an exclusive license from HowStuffWorks for use of HowStuffWorks’ name and other marks in India and Russia, which right must be exercised at the same time the option contemplated by the India and Russia Side Letter Agreement is exercised and for which the license fee will be 2% of HSW International’s net revenue derived from use of the licensed name and marks in India and Russia, up to an aggregate limit of $100,000 annually for India and Russia.

Stockholders Agreement

Corporate Governance.  HSW International and HowStuffWorks have entered into a First Amendment to Amended and Restated Stockholders Agreement.  HowStuffWorks has the right to designate three directors of HSW International (one of whom shall be an independent director), and HowStuffWorks has the right to designate the chairperson of the Nominating and Governance Committee. All shares of HSW International owned by HowStuffWorks in excess of 45% of the outstanding shares of HSW International as of any applicable record date, if any, shall be voted in exact proportion to the vote of HSW International stockholders other than HowStuffWorks.  HowStuffWorks will have the right to vote in its discretion its shares up to and including 45% of the outstanding shares as of any applicable record date.  The HowStuffWorks-designated members are Jeffrey Arnold, Michael Cascone, and Arthur Kingsbury.

Additional Content.  If we acquire any rights in any text, images, designs, graphics, artwork or other content (referred to in this Annual Report on Form 10-K as the additional content), we will use commercially reasonable efforts to obtain, as a part of such acquisition, (i) the worldwide digital publishing rights to such additional content and (ii) digital publishing rights for HowStuffWorks in respect of such additional content for use outside the territories ((i) and (ii), referred to as the additional rights).  Notwithstanding the foregoing, we will not be required to pay or be obligated to incur additional fees or costs for additional rights obtained for HowStuffWorks unless HowStuffWorks agrees to bear such additional fees and/or costs.

Non-Competition.  We agree that, during the term of the stockholders agreement, we will not, and will use our best efforts to cause each of our subsidiaries to not, within the United States, (a) enter into any agreement with, hold any equity or financial interest in, or permit our name or any part thereof to be associated in business with, any person that provides any services or products that compete with any services or products of HowStuffWorks in the United States, or (b) otherwise provide any services or products that compete with any services or products of HowStuffWorks in the United States, except with the prior written consent of HowStuffWorks.

Termination.  The stockholders agreement may be terminated by written agreement of all parties with rights under the stockholders agreement, or upon the expiration of (i) all rights created pursuant to the stockholders agreement and (ii) all applicable statutes of limitations applicable to the enforcement of claims under the stockholders agreement, except that our right to participate in other markets transactions and HowStuffWorks’ rights to any additional content will terminate three years after the date of the stockholders agreement.  The rights of HowStuffWorks pursuant to the provisions regarding transfer restrictions and corporate governance will terminate on the date HowStuffWorks beneficially owns less than 10% of our common stock on a fully diluted basis.  The transfer restrictions will terminate upon a change of control of us or a sale of all or substantially all of our assets.

Registration Rights Agreements

In connection with the INTAC merger, we also entered into a registration rights agreement with HowStuffWorks that provides it the right to make three requests to us to register its shares on Form S-3, and unlimited requests to us to include shares on other registration statements filed by us.

Sharecare Transactions

On October 30, 2009, we entered into and effectuated a series of transactions with Sharecare, Inc.  As a result of these transactions, HSWI received an equity stake in Sharecare, sold substantially all of the assets of its Daily Strength subsidiary to Sharecare, agreed to provide management and website development services to Sharecare, and received a limited license to use the Sharecare Web platform for its own businesses.  Additionally, HSWI issued a promissory note to Sharecare, the majority of which has been offset by services HSWI provided to Sharecare.  Finally, Sharecare assumed certain Daily Strength liabilities, including the earn-out payment of up to $3.525 million under the merger agreement by which HSWI acquired Daily Strength.

Jeffrey T. Arnold, a member of our Board of Directors, is the Chairman and Chief Architect and a significant stockholder of Sharecare.  Additionally, Mr. Arnold is Chief of Global Digital Strategy for Discovery Communications, which is a significant stockholder of Sharecare, and Chairman Emeritus for its subsidiary HowStuffWorks, which is our largest stockholder.  The transactions did not require HSWI stockholder approval, and HSWI stockholders do not have any statutory appraisal or dissenters’ rights with respect to the transaction.  HSWI’s Board of Directors established a Special Committee, consisting of three independent directors without any interests in Sharecare, to evaluate and recommend the terms of these transactions to the Board, and the committee retained Hudson Advisory Partners, Inc. as its financial advisor with respect to the transactions, which engagement was subsequently assigned to Ackrell Capital LLC as was contemplated in the engagement letter.  All terms recommended by the Special Committee were unanimously approved by the Board, with Mr. Arnold and Bruce Campbell, President of Digital Media and Business Development for Discovery Communications, abstaining from voting.

As a part of these transactions, we entered into and effectuated an Asset Purchase Agreement under which we sold substantially all of the assets of our subsidiary Daily Strength, Inc. to a wholly owned subsidiary of Sharecare, in exchange for which that subsidiary assumed liabilities of Daily Strength, including the potential earn-out payments under the Merger Agreement dated November 26, 2008, pursuant to which we acquired Daily Strength.  Sharecare additionally agreed to reimburse HSWI for the net operating costs incurred by Daily Strength between October 3 and October 31, 2009, the closing date.  HSWI and Daily Strength agreed in the asset purchase agreement to indemnify Sharecare for a breach of any representation, warranty or covenant contained in the purchase agreement and related transaction documents, and other losses and expenses arising out of the asset purchase agreement, if any.  Sharecare agreed to indemnify HSWI for any claims or liabilities arising out of the assumed liabilities and for a breach of any representation, warranty or covenant contained in the purchase agreement or related transaction documents.

We also entered into a Subscription Agreement for the purchase of 125,000 shares of common stock of Sharecare, representing 20% of the company at the time of purchase.  The aggregate purchase price for the shares was $1,250,000.  In exchange for the shares, HSWI contributed $250,000 worth of development work to Sharecare and issued a Secured Promissory Note to Sharecare in the principal amount of $1,000,000, which has since been satisfied in full by services the Company provided to Sharecare in 2009.  The note did not bear interest.  For so long as principal amounts remained outstanding under the note, all amounts payable by Sharecare to HSWI pursuant to the Services Agreement, described below, were applied as prepayments on the note.  As collateral for the payment of the note, HSWI granted Sharecare a security interest in all of its equity securities of Sharecare purchased by HSWI pursuant to the Subscription Agreement.  Subsequent issuances of equity by Sharecare have reduced HSWI ownership percentage in Sharecare to approximately 18%.

In addition, we entered into a Letter Agreement for Services with Sharecare pursuant to which we agreed to perform services related to the design, development, hosting and related services necessary to launch and operate the Sharecare website through our direct activities and management of third party vendors.  Sharecare will pay HSWI for the fully burdened cost of HSWI personnel dedicated to the services and other costs incurred in providing the services plus a fixed monthly management fee.  Sharecare will pay HSWI for services performed since July 1, 2009.  The initial term of the agreement expired on December 31, 2009; on December 30, 2009, we amended the Letter Agreement for Services to extend the term of the agreement to June 30, 2010.  Additionally, the amendment provides that the parties will work in good faith and prepare a mutually agreed budget to cover the services to be performed during the extended term of the agreement.  Except as provided in the amendment, all provisions of the original agreement continue to remain in full force and effect.

Finally, we entered into a License Agreement with Sharecare and each of ZoCo 1, LLC, Discovery SC Investment, Inc., Oz Works, L.L.C., and Arnold Media Group, LLC pursuant to which Sharecare granted each of the other parties to the agreement a perpetual, fully paid, royalty-free, worldwide, non-transferable, non-exclusive quitclaim license to software, programs, business processes and methodologies developed and owned by Sharecare and deployed into production as the technical platform for the Sharecare website, but expressly excluding the “look and feel” elements of the Sharecare website.  The license includes the right to modify and adapt the technology to create derivative works and to use and combine the technology with other products and material.  No more than twice every six months for five years, each licensee may request from Sharecare, and Sharecare will provide and grant a license to the licensee, all then-existing derivative works of the technology Sharecare has developed.  The licensees may not use the licensed technology in or for the benefit of a business involved in the creation, aggregation, archiving, hosting or distribution of health and wellness information and content.  Sharecare granted the license in return for contributions from each of the licensees of assets valuable to Sharecare in the development and launch of its business.

We described the material terms of these agreements in our Current Report on Form 8-K filed with the SEC on November 2, 2009, and filed copies of them with our Quarterly Report on Form 10-Q filed with the SEC on November 16, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission and NASDAQ.  Officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all such forms that they file.  Based solely on a review of the copies of forms received by HSWI, or written representations from reporting persons, we believe that during 2009, all of our  officers, directors and 10% stockholders complied with applicable Section 16(a) filing requirements, except for the following:

•	Henry N. Adorno’s Form 4 reporting the forfeiture of 614 shares of our Common Stock was due on February 3, 2009, and was filed on December 2, 2009.
•	Theodore P. Botts’s Form 4 reporting the grant of 2,000 shares of our Common Stock was due on March 27, 2009, and was filed on May 22, 2009.
•	Michael Cascone’s initial report on Form 3 was due on December 28, 2009, and was filed on April 27, 2010.
•
Eastern Advisors Capital Group LLC, Eastern Advisors Capital Ltd. and Scott Booth’s jointly filed Form 4 reporting the acquisition of 60 shares of our Common Stock on November 9, 2009, and the acquisition of 9,955 shares of our Common Stock on November 10, 2009 was due on November 12, 2009, and filed on November 23, 2009.

•	Boland T. Jones’s Form 4 reporting the grant of 2,000 shares of our Common Stock was due on March 27, 2009, and filed on May 21, 2009.
•	Arthur F. Kingsbury’s Form 4 reporting the grant of 2,000 shares of our Common Stock was due on March 27, 2009, and filed on May 21, 2009.
•	Shawn G. Meredith’s Form 4 reporting the forfeiture of 204 shares of our Common Stock was due on February 3, 2009, and filed on November 24, 2009.
•	Gregory M. Swayne’s Form 4 reporting the forfeiture of 614 shares of our Common Stock was due on February 3, 2009, and filed on November 9, 2009.
•	Kai-Shing Tao’s Form 4 reporting the grant of 2,000 shares of our Common Stock was due on March 27, 2009, and filed on May 21, 2009.

AUDITOR AND AUDIT COMMITTEE MATTERS

Our Audit Committee is currently composed of the following three directors, all of whom are independent directors as defined in Rule 4200(a)(14) of the Nasdaq listing standards and Rule 10A(m)(3) of the Exchange Act: Theodore P. Botts (Chair); Scott Booth; and Kai-Shing Tao.  The Board of Directors has determined that Mr. Botts qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC.  Our Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which has been filed with the SEC and is available under the Corporate Governance section on our website at  www.hswinternational.com.

Audit Committee Report

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for 2009 and audited our consolidated financial statements for the year ended December 31, 2009.  The Audit Committee of our Board of Directors has (1) reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP, (2) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and (3) received the written disclosures and the required letter from PricewaterhouseCoopers LLP, and has discussed their independence with PricewaterhouseCoopers LLP.  Based upon these discussions, reviews, considerations and determinations, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, and filed with the SEC.

Submitted By:       THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Theodore P. Botts, Chair
Scott Booth
Kai-Shing Tao

Changes in Certifying Accountant

As previously reported, effective June 19, 2009, the Company dismissed our independent registered public accounting firm Grant Thornton LLP.  Grant Thornton had been our independent registered public accounting firm since September 19, 2007.  Grant Thornton’s report to our financial statements did not contain any adverse opinion, or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles.  In connection with their audit of our financial statements during the fiscal years ended December 31, 2008 and 2007 and through June 19, 2009, there were no disagreements between us and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference thereto in their report on our financial statements.  Grant Thornton furnished us with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.  A copy of that letter was filed as an exhibit to our Current Report on Form 8-K dated June 19, 2009.

On June 19, 2009, the Company engaged PricewaterhouseCoopers LLP as its independent registered public accounting firm.  During the fiscal years ended December 31, 2008, and 2007, and through June 19, 2009, neither the Company, nor anyone on its behalf, consulted PricewaterhouseCoopers LLP regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the our financial statements, which consultation resulted in the providing of written or oral advice concerning the same to us that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-K).

Summary of Auditor Fees and Pre-Approval Policy

Our Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm.  Under this policy, each year, at the time it engages the auditors, the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year.  All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.  All of the auditor fees for the last two years, as detailed below, were pre-approved by the Audit Committee or full Board.  The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

The following table summarizes the aggregate fees billed for professional services rendered to HSWI by PricewaterhouseCoopers LLP in 2009 and Grant Thornton LLP in 2008.  A description of these various fees and services follows the table.

	2009	2008
Audit Fees	$281,794	$299,531
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$281,794	$299,531

Audit Fees

The aggregate fees billed to us by PricewaterhouseCoopers LLP and Grant Thornton LLP in connection with the annual audit, for the reviews of HSWI’s financial statements included in the quarterly reports on Form 10-Q, and for other services normally provided in connection with statutory and regulatory filings, were approximately $281,794 for 2009 and $299,531 for 2008.

Audit-Related Fees

Grant Thornton LLP did not provide audit-related services for 2008, nor did PricewaterhouseCoopers LLP provide audit-related services in 2009.

Tax Fees

Grant Thornton LLP did not provide tax related services for 2008, nor did PricewaterhouseCoopers LLP provide tax related services for 2009.

All Other Fees

We did not engage PricewaterhouseCoopers LLP or Grant Thornton LLP for any services other than those listed above during 2009 or 2008.

OTHER MATTERS

We do not know of any other matters to be submitted at the annual meeting.  If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated:  April 30, 2010

                                     Appendix A

HSW INTERNATIONAL, INC.

2010 EQUITY INCENTIVE PLAN

1.           Purpose.  The purposes of this 2010 Equity Incentive Plan (the “Plan”) are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentives to directors, employees, and consultants of the Company; and,

•	to promote the success of the Company's business and the shareholders' interests.

This Plan is intended to provide incentives:

(a) to employees of HSW International, Inc. (the “Company”), or its parent (if any) or any of its present or future subsidiaries (collectively, “Related Corporations”), by providing them with opportunities to purchase Common Stock (as defined in Section 4) of the Company pursuant to options granted hereunder that qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”);

(b) to directors, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase Common Stock of the Company pursuant to options granted hereunder that do not qualify as ISOs (Nonstatutory Stock Options, or “NSOs”);
(c) to directors, employees and consultants of the Company and Related Corporations by providing them with a right to receive the appreciation on Common Stock (“Stock Appreciation Rights” or “SARs”);

(d) to directors, employees and consultants of the Company and Related Corporations by providing them with restricted stock or bonus awards of Common Stock of the Company (“Stock Bonuses”); and

(e) to directors, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of Common Stock of the Company (“Purchase Rights”).

Both ISOs and NSOs are referred to hereafter individually as “Options”, and Options, SARs, Stock Bonuses and Purchase Rights are referred to hereafter collectively as “Stock Rights”.  As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation”, respectively, as those terms are defined in Section 424 of the Code.

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2.           Administration of the Plan.

(a)           The Plan shall be administered by (i) the Board of Directors of the Company (the “Board”) or (ii) a committee consisting of directors or other persons appointed by the Board (the “Committee”).  The appointment of the members of, and the delegation of powers to, the Committee by the Board shall be consistent with applicable laws and regulations (including, without limitation, the Code, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule thereto (“Rule 16b-3”), the rules of the Company’s primary stock exchange and any applicable state law (collectively, the “Applicable Laws”)).  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

(b)           Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by an Applicable Law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority, in its discretion, to:

    (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the classes of individuals and entities eligible under Section 3 to receive NSOs, Stock Bonuses and Purchase Rights) to whom NSOs, Stock Bonuses and Purchase Rights may be granted;

   (ii) determine the time or times at which Options, Stock Bonuses or Purchase Rights may be granted (which may be based on performance criteria);

  (iii) determine the number of shares of Common Stock subject to any Stock Right granted by the Committee;

  (iv) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in Section 6 hereof, as appropriate, and the purchase price of shares subject to each Purchase Right and to determine the form of consideration to be paid to the Company for exercise of such Option or purchase of shares with respect to a Purchase Right;

   (v) determine whether each Option granted shall be an ISO or NSO;

  (vi) determine (subject to Section 7) the time or times when each Option shall become exercisable and the duration of the exercise period;

  (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Stock Bonuses and Purchase Rights and the nature of such restrictions, if any;

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  (viii) approve forms of agreement for use under the Plan;

  (ix) determine the fair market value of a Stock Right or the Common Stock underlying a Stock Right, provided that the Committee shall not establish the fair market value of a share of Common Stock as less than the fair market value as defined pursuant to Section 6(d) below;

  (x) accelerate vesting on any Stock Right, only in the cases of death, disability or change in control, or to waive any forfeiture restrictions, or to waive any other limitation or restriction with respect to a Stock Right;

  (xi) reduce the exercise price of any Stock Right if the fair market value of the Common Stock covered by such Stock Right shall have declined since the date the Stock Right was granted (in accordance with any shareholder approval requirements set forth in Section 17 below);

  (xii) modify or amend each Stock Right (subject to Section 8(d) of the Plan) including the discretionary authority to extend the post-termination exercisability period of Stock Rights longer than is otherwise provided for by terms of the Plan or the Stock Right;

  (xiii) construe and interpret the Plan and Stock Rights granted hereunder and prescribe and rescind rules and regulations relating to the Plan; and

  (xiv) make all other determinations necessary or advisable for the administration of the Plan.

If the Committee determines to issue an NSO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.  The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board.  The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

(c)           The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine.  Acts by a majority of the Committee, approved in person at a meeting or in writing, shall be the valid acts of the Committee.  All references in this Plan to the Committee shall mean the Board if no Committee has been appointed.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members thereof and thereafter directly administer the Plan.

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(d)           Those provisions of the Plan that make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company’s Common Stock is registered under the Exchange Act, and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

(e)           To the extent that Stock Rights are to be qualified as “performance-based” compensation within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee consisting of two or more “outside directors” as determined under Section 162(m) of the Code.

(f)           Subject to the provisions of the Plan and except to the extent prohibited by Applicable Law, the Board or Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

(g)           The decisions, determinations and interpretations of the administrator of the Plan under paragraph 2(a) will be final and binding on all holders of Stock Rights pursuant to the Plan.

3.           Eligible Employees and Others.

(a)           Eligibility.  ISOs may be granted to any employee of the Company or any Related Corporation.  Those officers of the Company who are not employees may not be granted ISOs under the Plan.  NSOs, Stock Bonuses and Purchase Rights may be granted to any director, employee or consultant of the Company or any Related Corporation. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her from, participation in any other grant of Stock Rights.

(b)           Special Rule for Grant of Stock Rights to Reporting Persons.  The selection of a director or an officer who is a Reporting Person (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a recipient of a Stock Right, the timing of the Stock Right grant, the exercise price, if any, of the Stock Right and the number of shares subject to the Stock Right shall be determined either (i) by the Board, or (ii) by a committee of the Board that is composed solely of two or more Non-Employee Directors having full authority to act in the matter.  For the purposes of the Plan, a director shall be deemed to be a “Non-Employee Director” only if such person is defined as such under Rule 16b-3(b)(3), as interpreted from time to time.

4.           Stock.  The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $0.001 per share, or such shares of the Company’s capital stock into which such class of shares may be converted pursuant to any reorganization, recapitalization, merger, consolidation or the like (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner.  The aggregate number of shares that may be issued pursuant to the Plan is 275,000 shares of Common Stock, subject to adjustment as provided herein.  Any such shares may be issued as ISOs, NSOs or Stock Bonuses, or to persons

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or entities making purchases pursuant to Purchase Rights, so long as the number of shares so issued does not exceed such aggregate number, as adjusted.

(a)
If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any shares issued pursuant to Stock Rights, the unpurchased shares subject to such Options and any shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

(b)
In the event any Stock Option or other Award granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares of Common Stock, any shares of Common Stock so tendered or withheld shall not again be available for Awards under the Plan.

(c)
The aggregate number of shares of Common Stock awarded to any Participant under the Plan pursuant to any Stock Right intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code shall not exceed 100,000 shares in any three-year period.

(d)
Shares of Common Stock available for awards under the stockholder-approved plan of a company acquired by the Company (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition) may be used for Awards under the Plan to individuals who were not Eligible Participants prior to such acquisition and shall not count against the limit on the aggregate number of shares of Common Stock which are authorized for issuance under the Plan.

(e)	Shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from exercise of Stock Options shall not be available for Awards under the Plan.

(f)	The Company shall at all times reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

5.           Granting of Stock Rights.  Stock Rights may be granted under the Plan at any time after the Effective Date, as set forth in Section 17, and prior to ten years thereafter.  The date of grant of a Stock Right under the Plan will be the date specified by the Board or Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Board or Committee acts.  The Board or Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to an NSO pursuant to Section 18.

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6.           Minimum Price; ISO Limitations.

(a)           The price per share specified in the agreement relating to each NSO, Stock Bonus or Purchase Right granted under the Plan shall be established by the Board or Committee at a price no less than fair market value, taking into account any noncash consideration to be received by the Company from the recipient of Stock Rights.

(b)           The price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant.  In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110% of the fair market value per share of Common Stock on the date of the grant.

(c)           To the extent that the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceeds $100,000, or such higher value as permitted under Code Section 422 at the time of determination, such Options will be treated as NSOs, provided that this Section shall have no force or effect to the extent that its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422 of the Code.  The rule of this Section 6(c) shall be applied by taking Options in the order in which they were granted.

(d)           If, at the time a Stock Right is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the time such a Stock Right is granted and shall mean:

(i) if the Common Stock is then traded on a national securities exchange, the closing sale price for the Common Stock (or the closing bid, if no sales were reported as quoted on such exchange or market); or

(ii) the closing bid price or average of bid prices last quoted on that date by an established quotation service, if the Common Stock is not reported on a national securities exchange.

However, if the Common Stock is not publicly traded at the time a Stock Right is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Board or Committee after taking into consideration all factors that it deems appropriate.

7.           Option Duration.  Subject to earlier termination as provided in Sections 10 and 11, each Option shall expire on the date specified by the Board or Committee, but not more than:

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(a) ten (10) years from the date of grant in the case of NSOs;

(b) ten (10) years from the date of grant in the case of ISOs generally; and

(c) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation.

Subject to earlier termination as provided in Sections 10 and 11, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into an NSO pursuant to Section 18.

8.           Exercise of Options.  Subject to the provisions of Section 10 through Section 13 of the Plan, each Option granted under the Plan shall be exercisable as follows:

(a)           the Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board or Committee may specify;

(b)           once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Board or Committee;

(c)           each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and

(d)           the Board or Committee shall have the right to accelerate the date of exercise of any installment of any Option, provided that the Board or Committee shall not accelerate the exercise date of any installment of any ISO granted to any employee (and not previously converted into an NSO pursuant to Section 18) without the prior consent of such employee if such acceleration would violate the annual vesting limitation contained in Section 422 of the Code, as described in Section 6(c).

9.           Stock Appreciation Rights.  Each SAR agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate.  SARs may be granted as stand-alone Stock Rights or in tandem with other Stock Rights.  The terms and conditions of SAR agreements may change from time to time, and the terms and conditions of separate SAR agreements need not be identical; provided, however, that each SAR agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Term.  No SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the SAR agreement.

(b)           Strike Price.  Each SAR will be denominated in shares of Common Stock equivalents.  The strike price of each SAR shall not be less than one hundred percent (100%) of the fair market value of the Common Stock subject to the SAR on the date of grant.

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(c)           Calculation of Appreciation.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate fair market value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the participant is vested under such SAR, and with respect to which the participant is exercising the SAR on such date, over (B) the strike price.

(d)           Vesting.  At the time of the grant of a SAR, the Board or Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its sole discretion, deems appropriate.

(e)           Exercise.  To exercise any outstanding SAR, the participant must provide written notice of exercise to the Company in compliance with the provisions of the SAR agreement evidencing such SAR.

(f)           Payment.  The appreciation distribution in respect of a SAR may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board or Committee and set forth in the SAR agreement evidencing SAR.

(g)           Termination of Continuous Service.  In the event that a participant's continuous service terminates (other than For Cause, as defined in Section 10), the participant may exercise his or her SAR (to the extent that the participant was entitled to exercise such SAR as of the date of termination of continuous service) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the participant's continuous service (or such longer or shorter period specified in the SAR agreement), or (B) the expiration of the term of the SAR as set forth in the SAR agreement.  If, after termination of continuous service, the participant does not exercise his or her SAR within the time specified herein or in the SAR agreement (as applicable), the SAR shall terminate.

(h)           Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any SARs granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code.  Such restrictions, if any, shall be determined by the Board and contained in the SAR agreement evidencing such SAR.

10.           Termination of Employment or Affiliation.  If a grantee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Section 11, or by reason of a termination “For Cause” as defined in this Section 10, unless otherwise specified in Section 9 (in the case of SARs) or in the instrument granting such Stock Right, the grantee shall have the continued right to exercise any Stock Right held by him or her, to the extent of the number of shares with respect to which he or she could have exercised it on the date of termination until the date set forth in the Stock Right; provided, however, in the event the grantee exercises any ISO after the date that is three months following the date of termination of employment, such ISO will automatically be converted into an NSO subject to the terms of the Plan.  Employment shall be considered as continuing uninterrupted during any bona fide

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leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such grantee’s right to reemployment with the Company is guaranteed by statute or by contract.  A bona fide leave of absence with the written approval of the Company shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the grantee after the approved period of absence; provided that the foregoing approval requirement shall not apply to a leave of absence guaranteed by statute or contract. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation.

For purposes of this Plan, a change in status from employee to a consultant, or from a consultant to employee, will not constitute a termination of employment, provided that a change in status from an employee to consultant may cause an ISO to become an NSO under the Code. In the event of a termination “For Cause,” the right of a grantee to exercise a Stock Right shall terminate as of the date of termination.  For purposes of this Plan, “For Cause” shall mean the termination of a grantee’s status as an employee, a director or consultant (as applicable) for any of the following reasons, as determined by the Committee; provided, that, with respect to an employee that is party to an agreement with the Company where a termination for cause is defined in such agreement, the definition in such agreement shall govern the determination under this Section 10:

(i)           A grantee who is a consultant and who commits a material breach of any consulting, noncompetition, confidentiality or similar agreement with the Company or a subsidiary, as determined under such agreement;

(ii)           A grantee who is an employee, director or a consultant and who is convicted (including a trial, plea of guilty or plea of nolo contendere) for committing an act of fraud, embezzlement, theft, or other act constituting a felony;

(iii)           A grantee who is an employee, director or a consultant and who willfully engages in gross misconduct or willfully violates a Company or a subsidiary policy which is materially and demonstrably injurious to the Company and/or a subsidiary after a written demand to cease such misconduct or violation has been delivered by the Committee to the grantee that specifically identifies the manner in which the Committee believes that the grantee has violated this Paragraph (iii), and the grantee fails to cease such misconduct or violation and remedy any injury suffered by the Company or the subsidiary as a result thereof within thirty (30) calendar days after receiving such notice, unless the Board determines that a shorter period of time is reasonable under the circumstances, provided, however, that no act or failure to act, on the grantee’s part shall be considered “willful” unless done, or omitted to be done, by the grantee not in good faith and without reasonable belief that the grantee’s action or omission was in the best interest of the Company or the subsidiary; or

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(iv)           A grantee who is a Company or Related Corporation employee and who commits a material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Corporation, as determined under such agreement.

NOTHING IN THE PLAN SHALL BE DEEMED TO GIVE ANY GRANTEE OF ANY STOCK RIGHT THE RIGHT TO BE RETAINED IN EMPLOYMENT OR OTHER SERVICE BY THE COMPANY OR ANY RELATED CORPORATION FOR ANY PERIOD OF TIME OR TO AFFECT THE AT-WILL NATURE OF ANY EMPLOYEE’S EMPLOYMENT.

11.           Death; Disability.

(a)           If a grantee ceases to be employed by or otherwise affiliated with the Company and all Related Corporations by reason of death, or if a grantee dies within three (3) months of the date his or her employment or other affiliation with the Company has been terminated, any Stock Right held by him or her may be exercised to the extent of the number of shares with respect to which he or she could have exercised said Stock Right on the date of death, by his or her estate, personal representative or beneficiary who has acquired the Stock Right by will or by the laws of descent and distribution (the “Successor Grantee”), unless otherwise specified in the instrument granting such Stock Right, prior to the earlier of (i) one (1) year after the date of termination or (ii) the Stock Right’s specified expiration date, provided, however, that a Successor Grantee shall be entitled to ISO treatment under Section 421 of the Code only if the deceased optionee would have been entitled to like treatment had he or she exercised such Option on the date of his or her death provided, however, in the event the Successor Grantee exercises an ISO after the date that is one (1) year following the date of termination by reason of death, such ISO will automatically be converted into a NSO subject to the terms of the Plan.

(b)           If a grantee ceases to be employed by or otherwise affiliated with the Company and all Related Corporations by reason of disability, he or she shall continue to have the right to exercise any Stock Right held by him or her on the date of termination until, unless otherwise specified in the instrument granting such Stock Right, the earlier of (i) one (1) year after the date of termination or (ii) the Stock Right’s specified expiration date, provided, however, in the event the grantee exercises an ISO after the date that is one (1) year following the date of termination by reason of disability, such ISO will automatically be converted into a NSO subject to the terms of the Plan. For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(c)           The provisions of subsections (a) and (b) of this Section 11 regarding the exercise period of a Stock Right may be waived, extended or further limited, in the discretion of the Board or Committee, in an instrument granting a Stock Right that is not an ISO.

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12.           Transferability and Assignability of Stock Rights.

(a)           No ISO granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution.  An ISO may be exercised during the lifetime of the optionee only by the optionee.

(b)           Any vested NSO or Purchase Right may be transferable by the grantee to the grantee’s family members by will or by the laws of descent and distribution. For purposes of the Plan, a grantee’s “family members” shall be deemed to consist of his or her spouse, parents, children, grandparents, grandchildren and any trusts created for the benefit of such individuals.  A family member to whom any such Stock Right has been transferred pursuant to this Section 12(b) shall be hereinafter referred to as a “Permitted Transferee”.  A Stock Right shall be transferred to a Permitted Transferee in accordance with the foregoing provisions, and subject to all the provisions of the Stock Right Agreement and this Plan, by the execution by the grantee and the transferee of an assignment in writing in such form approved by the Board or the Committee.  The Company shall not be required to recognize the rights of a Permitted Transferee until such time as it receives a copy of the assignment from the grantee.

13.           Terms and Conditions of Stock Rights.  Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Board or Committee may from time to time approve.  Such instruments shall conform to the terms and conditions set forth in Sections 6 through 12 hereof and may contain such other provisions as the Board or Committee deems advisable that are not inconsistent with the Plan, including restrictions (which may be measurable performance objectives established pursuant to this Plan for grantees  who have received awards of performance-based Stock Rights, including, without limitation, objectives which may be described in terms of company-wide objectives or objectives that are related to the performance of the individual grantee or of the subsidiary, division, department or function within the Company in which the grantee is employed; objectives may be relative to the performance of other companies; objectives applicable to any grantee may be based upon specified levels of, or growth in, one of more of the following criteria, determined either as an absolute number or percentage or in comparison to the performance of specified companies or indices:  cash flow, EPS, EBITDA, EBIT, net income, ROA, ROE, revenue, stock price, TSR, operating profit, page views, impressions, unique visitors, , or other conditions deemed by the Board or Committee to be in the best interests of the Company) applicable to the exercise of Options or to shares of Common Stock issuable upon exercise of Options.  In granting any NSO, the Board or Committee may specify that such NSO shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Board or Committee may determine.  The Board or Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments.  The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.           Adjustments.  Upon the occurrence of any of the following events, the rights of a recipient of a Stock Right granted hereunder shall be adjusted as hereinafter provided, unless

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otherwise provided in the written agreement between the recipient and the Company relating to such Stock Right.

(a)           If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of outstanding Stock Rights shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price (if any) per share to reflect such subdivision, combination or stock dividend.

(b)           If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), unless otherwise provided by the Board or Committee, in its sole discretion, the Board or Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, as to outstanding Stock Rights, make appropriate provision for the continuation of such Stock Rights by either assumption of such Stock Rights or by substitution of such Stock Rights with an equivalent award. For Stock Rights that are so assumed or substituted, in the event of a termination of grantee’s employment or consulting relationship by the Company or its successor other than For Cause or by grantee for Good Reason (as defined below) within sixty (60) days prior to and one hundred and eighty (180) days after an Acquisition, all Stock Rights held by such grantee shall become vested and immediately and fully exercisable and all forfeiture restrictions shall be waived. If the Board, the Committee, or the Successor Board does not make appropriate provisions for the continuation of such Stock Rights by either assumption or substitution, unless otherwise provided by the Board or Committee in its sole discretion, Stock Rights shall become vested and fully and immediately exercisable and all forfeiture restrictions shall be waived and all Stock Rights not exercised at the time of the closing of such Acquisition shall terminate notwithstanding anything to the contrary in Section 10 hereof.  For purposes of this Plan, a termination for “Good Reason” shall mean the resignation of an employee within thirty (30) days after the following actions:  (i) without the express written consent of employee, the Company assigns duties which are materially inconsistent with employee’s position, duties and status; (ii) any action by the Company which results in a material diminution in the position, duties or status of employee or any transfer or proposed transfer of employee for any extended period to a location  more than fifty (50) miles away from such employees’ principal place of employment, except for a transfer or proposed transfer for strategic reallocations of the personnel reporting to employee; or (iii) the Company reduces the base annual salary of employee, as then in effect.

(c)           In the event of a transaction, including without limitation, a recapitalization or reorganization of the Company (other than a transaction described in subsection (b) above) pursuant to which securities of the Company are exchanged for other securities, an optionee or grantee upon exercising a Stock Rights shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised the Stock Right immediately prior to such recapitalization or reorganization.

(d)           In the event of a spin-off from the Company or other non-cash dividend on the outstanding shares of Common Stock, the Company will make appropriate equitable

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adjustments to the exercise price of all outstanding Options and SARs, and to the number of shares underlying such awards.

(e)           In the event of the proposed dissolution or liquidation of the Company, each Stock Right will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board or Committee.

(f)           Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Right.  No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company, nor shall cash dividends or dividend equivalents accrue or be paid in respect of unexercised Options or unvested Stock Rights hereunder.

(g)           No fractional shares shall be issued under the Plan and any optionee who would otherwise be entitled to receive a fraction of a share upon exercise of a Stock Right shall receive from the Company cash in lieu of such fractional shares in an amount equal to the fair market value of such fractional shares, as determined in the sole discretion of the Board or Committee.

(h)           Upon the happening of any of the foregoing events described in subsections (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 4 hereof that are subject to Stock Rights that previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described.  The Board or Committee or the Successor Board shall determine the specific adjustments to be made under this Section 14 and, subject to Section 2, its determination shall be conclusive.

15.           Means of Exercising Stock Rights.  Except as otherwise provided in this Plan or the instrument evidencing the Stock Right, a Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address to the attention of its Corporate Secretary.  Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the exercise price therefor, if any, payable as follows (a) in United States dollars in cash or by check, (b) at the discretion of the Board or Committee, through the delivery of already-owned shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right and, in the case of such already-owned shares of Common Stock, having been owned by the participant for more than six (6) months from the date of surrender, (c) at the discretion of the Board or Committee, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at a market rate that is no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Board or Committee, through the surrender of shares of Common Stock then issuable upon exercise of the Stock Right having a fair market value on the date of exercise equal to the aggregate price of the Stock Right, (e) at the discretion of the Board or Committee, delivery of a notice that the grantee has placed a market sell order with a broker

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with respect to shares of Common Stock then issuable upon exercise of the Stock Right and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Stock Right Exercise Price, provided that payment of such proceeds is then made to the Company upon settlement of the sale, or (f) at the discretion of the Board or Committee, by any combination of (a), (b), (c), (d) and (e) or such other consideration and method of payment for the issuance of shares to the extent permitted by applicable law or the Plan. If the Board or Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) (d), (e) or (f) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question and such exercise shall also be governed by any terms set forth in the written agreement evidencing the grant of the Stock Right.  The holder of a Stock Right shall not have the rights of a stockholder with respect to the shares covered by the Stock Right until the date of issuance of a stock certificate for such shares.  Except as expressly provided above in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

16.           Surrender of Stock Rights for Cash or Stock.  The Board or Committee may, in its sole and absolute discretion and subject to such terms and conditions as it deems appropriate, accept the surrender by an optionee or grantee of a Stock Right granted to him under the Plan and authorize payment in consideration therefor of an amount equal to the difference between the purchase price payable for the shares of Common Stock under the instrument granting the Option and the fair market value of the shares subject to the Stock Right (determined as of the date of such surrender of the Stock Right).  Such payment shall be made in shares of Common Stock valued at fair market value on the date of such surrender, or in cash, or partly in such shares of Common Stock and partly in cash as the Board or Committee shall determine.  The surrender shall be permitted only if the Board or Committee determines that such surrender is consistent with the purpose set forth in Section 1, and only to the extent that the Stock Right is exercisable under Section 8 on the date of surrender.  In no event shall an optionee or grantee surrender his or her Stock Right under this Section if the fair market value of the shares on the date of such surrender is less than the purchase price payable for the shares of Common Stock subject to the Stock Right.  Any ISO surrendered pursuant to the provisions of this Section 16 shall be deemed to have been converted into a NSO immediately prior to such surrender.

17.           Term and Amendment of Plan.  This Plan was adopted by the Board on April 29, 2010, and by the stockholders of the Company on _______________ (the “Effective Date”).  The Plan shall expire ten (10) years after the Effective Date (except as to Stock Rights outstanding on that date).  The Board may terminate or amend the Plan in any respect at any time, except that without the approval of the stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions:

(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 14);

(b) the provisions of Section 3 regarding eligibility for grants of ISOs may not be modified;

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(c) the provisions of Section 6(b) regarding the exercise price at which shares may be offered pursuant to Options may not be modified (except by adjustment pursuant to Section 14);

(d) the expiration date of the Plan may not be extended; and

(e) except as provided in Section 13, the Company may not amend an Option or SAR awarded under the Plan to reduce its price per share, cancel and regrant new Options or SARs with lower prices per share than the original prices per share of the cancelled Options or SARs, or cancel any Options or SARs in exchange for cash or the grant replacement Awards having the effect of a reprising without approval by the Company’s shareholders.

Except as provided in Section 14(b) and this Section 17, in no event may action of the Board or stockholders adversely alter or impair the rights of a grantee, without his or her consent, under any Stock Right previously granted.  The approval of the stockholders of the Company will be obtained as may be required by the applicable listing regulations of any national securities exchange on which the Company’s Common Stock may then be listed by the Company.

18.           Conversion of ISOs into NSOs; Termination of ISOs; Forfeiture.

(a)           The Board or Committee, with the consent of any optionee, may in its discretion take such actions as may be necessary to convert an optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into NSOs at any time prior to the expiration of such ISOs.  These actions may include, but not be limited to, accelerating the exercisability, extending the exercise period or reducing the exercise price of the appropriate installments of optionee’s Options.  At the time of such conversion, the Board or Committee (with the consent of the optionee) may impose these conditions on the exercise of the resulting NSOs as the Board or Committee in its discretion may determine, provided that the conditions shall not be inconsistent with the Plan.  Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into NSOs, and no conversion shall occur until and unless the Board or Committee takes appropriate action.  The Board or Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of termination.

(b)           If the Board has reliable evidence of knowing misconduct by a Stock Right recipient that resulted in the incorrect overstatement of the Company's earnings or other financial measurements which were taken into consideration with respect to management objectives, and the recipient received an award pursuant to this Plan and such awards vested or became nonforfeitable as a result of such overstatement, the Board may require that the recipient forfeit the full amount of any awards granted pursuant to this Plan that resulted from such overstatement.  For the avoidance of doubt, this provision shall not apply to any awards granted pursuant to any other equity incentive plans.  The remedy specified in this paragraph shall not be exclusive, and shall be in addition to every other right or remedy at law or in equity that may be available to the Company.

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19.           Governmental Regulation.  The Company’s obligation to sell and deliver shares of the Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20.           Withholding of Additional Income Taxes.

(a)           Upon the exercise of an NSO, or the grant of a Stock Bonus or Purchase Right for less than the fair market value of the Common Stock, the making of a Disqualifying Disposition (as defined in Section 21), the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder or the surrender of an Option pursuant to Section 16, the Company, in accordance with Section 3402(a) of the Code and any applicable state statute or regulation, may require the optionee, Stock Bonus recipient or purchaser to pay to the Company additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income.  With respect to (a) the exercise of an Option, (b) the grant of a Stock Bonus, (c) the grant of a Purchase Right of Common Stock for less than its fair market value, (d) the vesting of restricted Common Stock acquired by exercising a Stock Right, or (e) the acceptance of a surrender of an Option, the Committee in its discretion may condition such event on the payment by the optionee, Stock Bonus recipient or purchaser of any such additional withholding taxes.

(b)           At the sole and absolute discretion of the Committee, the holder of Stock Rights may pay all or any part of the total estimated federal and state income tax liability arising out of the exercise or receipt of such Stock Rights, the making of a Disqualifying Disposition, or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder (each of the foregoing, a “Tax Event”) by tendering already-owned shares of Common Stock or (except in the case of a Disqualifying Disposition) by directing the Company to withhold shares of Common Stock otherwise to be transferred to the holder of such Stock Rights as a result of the exercise or receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event, provided that no more shares may be withheld than are necessary to satisfy the holder’s actual minimum withholding obligation with respect to the exercise of Stock Rights.  In such event, the holder of Stock Rights must, however, notify the Committee of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of a Tax Event by tendering already-owned shares of Common Stock or having shares of Common Stock withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined.  For purposes of this Section 20(b), shares of Common Stock shall be valued at their fair market value on the date that the amount of the tax withholdings is to be determined.

21.           Notice to Company of Disqualifying Disposition.  Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition (as defined below) of any Common Stock acquired pursuant to the exercise of an ISO.  A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before either (a) two (2) years after the date the employee was granted the ISO, or (b) one (1) year after the date the employee acquired Common Stock by exercising the ISO.  If

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the employee has died before such Common Stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.           Governing Law; Construction.  The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware.  In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to  Investor ServiceDirect ®  at www.bnymellon.com/shareowner/isd  where step-by-step instructions will prompt you through enrollment.

The Proxy Statement is available at:   www.hswinternational.com/annuals.cfm

ˆ FOLD AND DETACH HERE ˆ

HSW INTERNATIONAL, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of HSW International, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2010, and hereby appoints Gregory Swayne and Bradley T. Zimmer each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of HSW International, Inc., to be held on Tuesday, June 15, 2010 at 10:30 a.m., Eastern time, at the offices of HSW International, Inc. located at Terminus, 3280 Peachtree Road, Suite 600, Atlanta, Georgia and any adjournment(s) thereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, (2) FOR THE APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010, AND (4) IN THEIR DISCRETION AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREHOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE ▼ _________________________________________________________________________________________________________________________

								Please mark your vote as indicated in this example	☒
Election of Directors					Issues

1.	The Board of Directors recommends a vote FOR the listed nominees.	FOR ALL ☐	WITHHOLD FOR ALL ☐	*EXCEPTIONS ☐	2.	Proposal to approve the 2010 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	01 - Scott Booth 02 - Theodore P. Botts 03 - Michael Cascone 04 - Arthur Kingsbury 05 - Gregory Swayne 06 - Kai-Shing Tao				3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "Exceptions" box above and write that nominee's name in the space provided below.) *Exceptions_________________________				In their discretion, the proxies are authorized to vote upon any other matters that properly come before the meeting and at any adjournment(s) thereof.
				I plan to attend the meeting in person	☐

Such attorney or substitute (if present and acting at said meeting or any adjournment(s) thereof) shall have and may exercise all of the powers of said attorney-in-fact hereunder.  The undersigned revokes any prior proxy at the meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof.  The receipt of the notice of Annual Meeting of stockholders and proxy statement is hereby acknowledged.

				This section must be completed for your instructions to be executed.	Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	_______________	Signature	________________	Date	_____________

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)